UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Philip Morris International Inc.

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(4)	Date Filed: March 25, 2021

2021 PROXY STATEMENT

And Notice of Annual Meeting of Shareholders

To be held on Wednesday, May 5, 2021

March 25, 2021

Dear Fellow Shareholder,

You are cordially invited to join us at the 2021 Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI” or the “Company”) to be held on Wednesday, May 5, 2021, at 9:00 a.m. Eastern Daylight Time (“EDT”). As the COVID-19 pandemic persists, our focus is on the health and well being of our employees, their families and the communities in which we operate. As such, we are pleased to once again host a virtual meeting this year. Meaningful shareholder engagement is important to us, and our 2020 Virtual Annual Meeting of Shareholders, conducted solely online through a live webcast, significantly improved shareholder attendance and participation. We believe that this year, this format will again facilitate participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact.

Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investors for one year following the meeting.

The meeting will be hosted online at www.virtualshareholdermeeting.com/PMI2021.

At this year’s meeting, we will vote on: (i) the election of thirteen directors; (ii) an advisory say-on-pay resolution approving executive compensation; and (iii) the ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors. There will also be a report on the Company’s business, and shareholders will have an opportunity to ask questions.

To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. For more detailed information, see the instructions set forth in Question 4 on page 70 of this proxy statement.

As announced by the Board of Directors on December 10, 2020, Louis C. Camilleri, our former Chairman, retired in December 2020, and I assumed the role of interim Chairman until the 2021 Annual Meeting of Shareholders. André Calantzopoulos, our current Chief Executive Officer, will chair the meeting, as he will become Executive Chairman of the Board immediately before it. Jacek Olczak, our current Chief Operating Officer, will become our Chief Executive Officer immediately following the meeting and will succeed André. Both André and I would like to express our profound appreciation for Mr. Camilleri’s amazing contributions to the success of PMI and for his leadership, guidance, devotion, and, above all, humanity. Having worked closely with Jacek for decades, both André and I deeply believe that Jacek’s passion for the Company and its employees, drive for results, and deep knowledge of the Company’s products, systems, values, and investors, make him the ideal leader to ensure the continued growth of our business and shareholder value. We would like to express our gratitude to you, our shareholders, for your support over the years.

You will also note that Jennifer Li has decided not to stand for re-election at the Annual Meeting. She has been an exemplary director, and has provided an invaluable service to the Company. Our heartfelt gratitude goes out to her for her years of dedicated commitment to the Company.

Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you do not attend.

Sincerely,	Sincerely,

LUCIO A. NOTO INTERIM CHAIRMAN OF THE BOARD	ANDRÉ CALANTZOPOULOS CHIEF EXECUTIVE OFFICER

For further information about the Annual Meeting, please call toll-free 1-866-713-8075.

PMI 2021 Proxy Statement • 1

PHILIP MORRIS INTERNATIONAL INC.

NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Date and Time	9:00 a.m. (Eastern Daylight Time), on Wednesday, May 5, 2021.

Virtual Annual Meeting

There is no physical location for the shareholders to attend the 2021 Annual Shareholder Meeting. Shareholders may instead participate online at www.virtualshareholdermeeting.com/PMI2021.

To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials.

Items of Business	(1) To elect thirteen directors.

(2) To vote on an advisory resolution approving executive compensation.

(3) To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2021.

(4) To transact other business properly coming before the meeting.

Who Can Vote

Only shareholders of record of shares of common stock at the close of business on March 12, 2021 (the “Record Date”) are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each shareholder of record on the Record Date is entitled to one vote for each share of common stock held. On March 12, 2021, there were 1,558,512,960 shares of common stock issued and outstanding.

Voting of Proxies and Deadline for Receipt

Your vote is important. All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. Proxies submitted by telephone or Internet must be received by 11:59 p.m. EDT, on May 4, 2021.

2020 Annual Report	A copy of our 2020 Annual Report is enclosed.

Date of Mailing	This notice and the proxy statement are first being mailed to shareholders on or about March 25, 2021.

Darlene Quashie Henry

Vice President, Associate General Counsel and Corporate Secretary

March 25, 2021

WE URGE EACH SHAREHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE THE QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK. IF YOU PLAN TO PARTICIPATE IN THE 2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 70 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2021: The Company’s Proxy Statement and 2020 Annual Report are available at

www.pmi.com/investors.

2 • PMI 2021 Proxy Statement

PMI 2021 Proxy Statement • 3

GLOSSARY OF TERMS

Financial Terms:

◾	Net revenues exclude excise taxes.

◾

Net revenues from smoke-free products are defined as operating revenues generated from the sales of PMI’s heated tobacco units, Platform 1 devices and related accessories, other nicotine-containing products, and any other non-combustible products.

◾	Operating Income, or OI, is defined as gross profit minus operating expenses.

◾	Adjusted OI is defined as reported OI adjusted for asset impairment and exit costs and other special items.

◾	EPS stands for Earnings Per Share.

◾	Adjusted Diluted EPS is defined as reported diluted EPS adjusted for asset impairment and exit costs, tax items and other special items.

◾	Operating cash flow is defined as net cash provided by operating activities.

◾

Comparisons presented on a “like-for-like” basis reflect pro forma 2019 results, which have been adjusted for the deconsolidation of PMI’s Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 (the date of deconsolidation). For further details, see Item 8, Note 20. Deconsolidation of RBH, to the consolidated financial statements included in our 2020 Form 10-K. In addition, PMI’s total market share has been restated for previous periods to reflect the deconsolidation. Growth rates presented on an organic basis for consolidated financial results reflect currency-neutral underlying results and “like-for-like” comparisons, where applicable. Adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are included in Exhibit B.

Other Terms:

◾

Reduced-risk products (“RRPs”) is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of RRPs in various stages of development, scientific assessment and commercialization. Our RRPs are smoke-free products that do not burn tobacco; they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

◾

NEOs for 2020 are Named Executive Officers and include our Chief Executive Officer, or CEO, our current and former Chief Financial Officer, or CFO, and the other most highly compensated officers serving in 2020, as described on page 46.

◾	PSUs are Performance Share Units.

◾	RSUs are Restricted Share Units and may be issued in the form of deferred share awards.

◾	TSR stands for Total Shareholder Return.

◾	In this proxy statement, “PMI,” the “Company,” “we,” “us,” and “our” refer to Philip Morris International Inc. and its subsidiaries.

◾	Trademarks and service marks in this proxy statement are the registered property of, or licensed by, the subsidiaries of Philip Morris International Inc. and are italicized.

◾

“Platform 1” is the term we use to refer to our reduced-risk product that uses a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

◾	Unless otherwise stated, all references to IQOS are to PMI’s Platform 1 IQOS devices and heated tobacco consumables.

◾	“EU” means the European Union.

◾

“Converted Users” is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products that used PMI heated tobacco units for over 95% of their daily tobacco consumption over the past seven days.

◾

“Predominant Users” is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products that used PMI heated tobacco units for between 70% and 95% of their daily tobacco consumption over the past seven days.

4 • PMI 2021 Proxy Statement

PROXY STATEMENT SUMMARY

This proxy statement contains proposals to be voted on at our Annual Meeting and other information about our Company and our corporate governance practices. We provide below a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.

2020 Business Performance Highlights

The confinements and other restrictions resulting from the global COVID-19 pandemic (also referred to in this proxy statement as the “pandemic”) led to reduced daily consumption of our products, temporary disruption of both our supply chain and retail trade, a severe decline in our Duty-Free business and the exacerbation of market headwinds across many markets, in particular, Indonesia. Nonetheless, we delivered robust performance given the unprecedented headwinds of the COVID-19 pandemic, reflecting consistent, broad-based and increasingly profitable growth of our Platform 1 products, solid pricing for combustible tobacco products outside Indonesia, and significant cost efficiencies. While the growth of our Platform 1 product was slowed by the pandemic, our accelerated shift to digital and remote engagement still enabled us to add more users than in 2019.

Our 2020 targets were set before the onset of the pandemic. These events were beyond our control, and despite our utmost efforts, they rendered several of our 2020 targets unachievable. Therefore, we missed our organic growth targets for adjusted operating income and net revenues, and fell short of our target for the shipment volume of RRPs and other non-combustible products. However, the share of Top 30 OI markets exceeded our target, registering growth in the EU, Russia and Japan. In addition, the currency-neutral growth of our operating cash flow on a like-for-like basis was above our target. As discussed on page 35, we exceeded the majority of our strategic priorities and enablers. In the face of the pandemic, we prioritized the health and safety of our employees and solidarity in support of our colleagues and their families as well as the communities in which we operate. Thanks to the efforts of our organization, we ensured business continuity and achieved several important milestones in our internal and external transformation. The most notable achievement was our ongoing progress in commercializing our Platform 1 product, reaching 64 markets by year-end, with excellent results in the EU, Russia and Japan.

In 2020, we reached an agreement with KT&G, a leading tobacco and nicotine company in South Korea, for the commercialization of KT&G’s smoke-free products outside of South Korea on an exclusive basis. To date, these KT&G products are commercialized in Japan, Russia and Ukraine. In 2020, our new e-vapor product, IQOS VEEV, was launched in the Czech Republic and New Zealand. We made excellent progress in other important aspects of our RRP portfolio, including in the areas of scientific substantiation, regulatory and fiscal environment, and engagement with public health communities.

Notably, on July 7, 2020, the U.S. Food and Drug Administration (the “FDA”) determined that the available scientific evidence demonstrates that the issuance of an exposure modification order would be appropriate for the promotion of public health and authorized the marketing of a version of our Platform 1 product, namely, IQOS 2.4, and three related consumables, as a “modified risk tobacco product.” On December 7, 2020, the FDA determined that the IQOS 3 device is appropriate for the protection of public health, and authorized it for sale in the United States.

In light of the pandemic, we accelerated our pivot to digital and remote engagement with adult consumers, and enhanced remote work arrangements and digital collaboration with our employees. In addition, we continued to optimize costs and our supply chain, surpassing our cost savings objectives. We describe our most notable sustainability achievements on page 7.

While the aggregate 2020 performance results support an annual incentive compensation rating of 70, given the robust performance and progress delivered by the Company under the unique set of circumstances that arose from the global COVID-19 pandemic, the Compensation and Leadership Development Committee approved a rating of 90.

PMI 2021 Proxy Statement • 5

PROXY STATEMENT SUMMARY

2020 Performance Targets and Results

					PMI 2020 Annual Incentive Compensation Performance Rating(1) 50 90 100 135 150 (1) See pages 33-34 for details.
Growth Measure(a)	Target	Achieved Result	Weight	Performance Rating
Share of Top 30 OI Markets(b)	16	17	15%	105
RRP/ Non-Combustible Shipment Volume	80.9	76.1	20%	73
Net Revenues(c)	4.8%	(1.6)%	15%	0
Adjusted OI(c)	9.7%	4.6%	15%	0
Operating Cash Flow(d)	3.4%	3.5%	20%	101
Strategic Priorities and Enablers Rating	--	--	15%	130

(a) For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

(b) Number of top 30 OI markets (reflecting the deconsolidation of RBH) in which total share of heated tobacco units and cigarettes was growing or stable.

(c) Organic growth.

(d) Net cash provided by operating activities, excluding currency, on a like-for-like basis.

Investor Outreach

Throughout the year, the Company engages in an extensive shareholder outreach program during which it seeks input on a range of matters, including business performance, executive compensation, as well as environmental, social and governance (“ESG”) programs.

While the COVID-19 pandemic impacted our planned investor engagement schedule, in 2020, we met with 48 of our top 100 institutional investors, either in person or virtually, representing 66% of our available global shareholder base (which excludes index and pension funds that typically do not meet with management).

In addition to these regular Investor Relations engagements, we invited 90 of our largest shareholders (including their governance and ESG decision makers), holding approximately 60% of our outstanding shares, to participate in individual conference calls to discuss executive compensation and corporate governance matters relevant to the agenda of our 2020 Virtual Annual Meeting of Shareholders, and to seek feedback. These engagements provided us with a better understanding of our shareholders’ priorities, perspectives and positions. We reported the substance of these engagements to our Compensation and Leadership Development Committee, our Nominating and Corporate Governance Committee, and our entire Board of Directors.

In 2020, the Company also commissioned an investor perception study to understand the attitudes of our key sell-side and buy-side analysts toward the Company so that we can better address investor expectations in future communications. Those surveyed have expressed confidence in the overall effectiveness of our smoke-free strategy, including the earnings growth potential, the deployment of capital and the sustainability of our business. The results of this survey were presented to our senior management.

6 • PMI 2021 Proxy Statement

PROXY STATEMENT SUMMARY

Our Focus on Sustainability

The Nominating and Corporate Governance Committee of the Board is responsible for the oversight of our sustainability strategies and performance, as set out in its charter.

For the first time, our score in the 2020 S&P Global Corporate Sustainability Assessment, an annual evaluation of companies’ sustainability practices, earned us an inclusion in the Dow Jones Sustainability Index (DJSI) North America. In 2020, we made the CDP Climate A list for the seventh year in a row. In addition, PMI earned a position on the Water Security A List for the second year, a recognition of the Company as a global leader in water security. PMI’s efforts on forest protection earned us a rating of A by CDP Forests for the first time. For the fourth year in a row, PMI was recognized by CDP as a Supplier Engagement Leader for its engagement with suppliers to reduce their greenhouse gas emissions.

Diversity and Inclusion

We are committed to creating a more inclusive, gender-balanced workplace and continuing our reputation as a top employer. As part of the commitment to workplace diversity, in 2020, our Board appointed a Chief Diversity Officer who reports directly to our CEO.

Recently, PMI was added to the 2021 Bloomberg Gender-Equality Index for its transparency in gender reporting and advancing women’s equity, and it continues to maintain its global EQUAL-SALARY certification from the EQUAL-SALARY Foundation.

Our executive compensation program, described on pages 31 to 45, reflects our commitment to put sustainability at the core of our corporate strategy, and our diversity and inclusion goals form a part of this strategy.

For additional information about our sustainability efforts (including our diversity and inclusion initiatives), see our Integrated Report available at www.pmi.com/integrated-report-2019.

2021 Shareholder Vote Recommendations

The Board of Directors makes the following recommendations to shareholders:

		Board’s Recommendation	Page

Item 1:	Election of Directors	FOR each nominee	16

Item 2:	Advisory Vote Approving Executive Compensation	FOR	64

Item 3:	Ratification of the Selection of Independent Auditors for 2021	FOR	67

PMI 2021 Proxy Statement • 7

BOARD OPERATIONS AND GOVERNANCE

Board Responsibility and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its statutory duty to shareholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In addition, the Board oversees the Company’s enterprise risk assessment program (as described on page 13). In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company.

The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Shareholders. The Board held seven regular meetings in 2020. The Board also meets in executive session regularly with no members of management being present. Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend.

During 2020, all nominees for director then in office attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, and all director nominees then in office attended the 2020 Annual Meeting of Shareholders.

The Board approves the Company’s annual budget each year and receives updates of the Company’s performance against the budget throughout the year. The Board also reviews and approves the Company’s three-year plan each year, typically in a two-day session. The Board regularly receives presentations on the Company’s longer-term objectives and plans.

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines and a code of conduct known at PMI as the Guidebook for Success. The Guidebook for Success is an interactive, plain language tool that describes the fundamental beliefs and attributes that unite and guide us in pursuing PMI’s goals, illustrates how to meet our commitments to these beliefs and attributes, and explains why it is critical to do so. The Guidebook applies to all employees, including the Company’s principal executive officer, chief operating officer, principal financial officer, and principal accounting officer or controller. The Board has also adopted a Code of Business Conduct and Ethics that applies to directors. In addition, the Board has adopted a Policy on Related Person Transactions for the review of certain transactions in which the Company is a participant, and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s website, www.pmi.com/our-views-and-standards/ standards/compliance-and-integrity, and will be provided free of charge to any shareholder requesting a copy by writing to the Vice President, Associate General Counsel and Corporate Secretary of Philip Morris International Inc. at Avenue de Rhodanie 50, 1007 Lausanne, Switzerland.

The information on the Company’s websites, including the Company’s 2019 Integrated Report referenced on pages 7 and 39, is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission.

Leadership Structure

The Board believes that no particular leadership structure is inherently superior to all others under all circumstances. It determines from time to time the structure that best serves the interests of the Company and its shareholders under the then-prevailing circumstances. Louis C. Camilleri served as our Chairman through his retirement on December 10, 2020, and Mr. Noto is serving as our interim Chairman. The role of Presiding Director remains vacant through the end of Mr. Noto’s term in light of his independence. Effective immediately before the Annual Meeting of Shareholders, André Calantzopoulos, who currently serves as our Chief Executive Officer, will become our Executive Chairman; he will remain an employee of the Company.

The Board has been preparing for some time for Mr. Calantzopoulos’s succession. In December 2020, it announced that Jacek Olczak, the Company’s current Chief Operating Officer, was appointed Chief Executive Officer to be effective immediately following the Annual Meeting of Shareholders on May 5, 2021. The Board believes that it will be in the Company’s best interest for Mr. Calantzopoulos to continue as Executive Chairman to ensure a seamless transition of leadership. As CEO, all day-to-day management responsibility for the Company will transfer to Mr. Olczak immediately after the 2021 Annual Meeting of Shareholders, and he will report to the full Board of Directors.

8 • PMI 2021 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

As Executive Chairman, Mr. Calantzopoulos will facilitate communication between the Board and management, assist the CEO with long-term strategy and serve as his sounding board. He will preside at all meetings of shareholders and of the Board, and assist in the preparation of agendas and materials for Board meetings, working together with the Presiding Director, who approves the agendas before they are disseminated to the Board. As always, input will be sought from all directors as to topics they wish to review.

Because Mr. Calantzopoulos will be Executive Chairman and not independent, the Board will continue to have a Presiding Director, as described below.

Presiding Director

The non-management directors elect at the annual organizational meeting one independent director as the Presiding Director. The Presiding Director’s responsibilities are to:

◾	preside over executive sessions of the non-management directors and at all meetings at which the Executive Chairman is not present;

◾	call meetings of the non-management directors as he or she deems necessary;

◾	serve as liaison between the Chief Executive Officer and the non-management directors;

◾	approve agendas and schedules for Board meetings;

◾	advise the Executive Chairman and the Chief Executive Officer of the Board’s informational needs and approve information sent to the Board;

◾

together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chief Executive Officer and the results of the evaluation of his performance; and

◾	be available for consultation and communication if requested by major shareholders.

The Presiding Director is invited to attend all meetings of Committees of the Board. After the Presiding Director is elected at the organizational meeting on May 5, 2021, the Company will disclose the name of such director on its website.

Committees of the Board

The Board has established various standing Committees to assist with the performance of its responsibilities. These Committees and their current members are listed below. The Board designates the members of these Committees and the Committee Chairs at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees, and these charters are available on the Company’s website at www.pmi.com/who-we-are/corporate-governance/board-committees. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. Each Committee meets as often as it deems appropriate, and each has sole authority to retain its own legal counsel, experts and consultants.

The Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee each consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is the “audit committee financial expert” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee, the Compensation and Leadership Development Committee or the Nominating and Corporate Governance Committee received any payments in 2020 from Philip Morris International Inc. or its subsidiaries, other than compensation received as a director.

PMI 2021 Proxy Statement • 9

BOARD OPERATIONS AND GOVERNANCE

Committees and 2020 Meetings	Current Members	Purpose, Authority and Responsibilities

AUDIT Meetings: 8	- Jennifer Li (Chair) - Michel Combes - Werner Geissler - Lisa A. Hook - Jun Makihara - Lucio A. Noto	Purpose: to assist the Board in its oversight of:
◾ the integrity of the financial statements and financial reporting processes and systems of internal control;
◾ the qualifications, independence and performance of the independent auditors;
◾ the internal audit function; and
◾ the Company’s compliance with legal and regulatory requirements.
Authority and Responsibilities:
◾ recommend to the Board whether the Company’s financial statements should be included in the Company’s annual and quarterly filings with the U.S. Securities and Exchange Commission;
◾ sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors;

◾   evaluate the internal audit function, including the oversight of internal audit’s assurance and advisory services designed to assess the adequacy and effectiveness of the Company’s internal control systems, use of resources, and maturity of governance processes over the Company’s strategies;

◾ evaluate the compliance function;
◾ review financial risk assessment and management thereof;
◾ oversee the Company’s policies and practices with respect to cybersecurity and data privacy risks, as well as data governance;
◾ oversee the risk management of excessive or discriminatory taxation;
◾ oversee the risk management of illicit trade;
◾ oversee the risk management of manufacturing and supply chain disruption and device reliability;
◾ oversee the risk management of climate change, pandemics and natural disasters;
◾ approve the Company’s Code of Conduct, also known at PMI as the Guidebook for Success, and review the implementation and effectiveness of the Company’s compliance program;
◾ oversee the risk management of judicial and regulatory disregard for the rule of law;
◾ establish “whistleblower” procedures and review claims of improper conduct; and
◾ produce a report for inclusion in the proxy statement.

COMPENSATION AND LEADERSHIP DEVELOPMENT Meetings: 5	- Werner Geissler (Chair) - Lisa A. Hook - Lucio A. Noto - Robert B. Polet	Purpose:
◾ discharge the Board’s responsibilities relating to executive compensation;
◾ produce a report for inclusion in the proxy statement; and
◾ review succession plans for the CEO and other senior executives.
Authority and Responsibilities:
◾ review and approve the Company’s overall compensation philosophy and design;
◾ review and approve corporate goals and objectives relevant to the compensation of the CEO and Executive Chairman, evaluate their performance and determine and approve their compensation;
◾ review and approve the compensation of all executive officers;
◾ recommend to the Board compensation plans, and administer and make awards under such plans and review the cumulative effect of its actions;
◾ monitor compliance by executives with our share ownership requirements;

◾   review and assist with the development of executive succession plans, evaluate and make recommendations to the Board regarding potential CEO candidates and evaluate and approve candidates to fill other senior executive positions;

◾ oversee the management of risks related to compensation design and payout;

◾   oversee the management of the risk that the Company is unable to attract and retain the necessary talent with the right degree of diversity, experience and skills to achieve its ongoing business transformation;

◾ review and discuss with management proposed disclosures regarding executive compensation matters;
◾ oversee leadership and talent development programs; and
◾ recommend to the Board whether the Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement.

10 • PMI 2021 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Committees and 2020 Meetings	Current Members	Purpose, Authority and Responsibilities

CONSUMER RELATIONSHIPS AND REGULATION Meetings: 2	- Lisa A. Hook (Chair) - Brant Bonin Bough (“Bonin Bough”) - Werner Geissler - Jennifer Li - Kalpana Morparia - Lucio A. Noto - Robert B. Polet

◾   oversee the Company’s RRP commercialization and consumer-centricity strategy, including the establishment and maintenance of digital channels and digital consumer engagement, and enabling data-driven decision-making;

◾ adult consumer acquisition and retention strategies, consumer journey programs and customer care infrastructure;
◾ the RRP competitive environment;
◾ the geographic expansion of the Company’s RRPs;

◾   post-market regulatory developments relating to the commercialization of RRPs at the market level, including the risk that regulation may not differentiate between combustible products and RRPs or will discriminate against RRPs;

◾ the Company’s RRP product innovation calendar post-Gate 3 (the transition from concept to commercial development);

◾   the management of the risk that certain new market entrants may alienate consumers from the Company’s RRPs through marketing campaigns and messaging, and inferior product satisfaction, while not relying on substantiated science and appropriate R&D protocols and standards; and

◾   the management of the risk that credibility and reputational issues may stand in the way of promoting the benefits of RRPs as a necessary pillar of tobacco control and impair their commercial success.

FINANCE Meetings: 5	- Jun Makihara (Chair) - Bonin Bough - Michel Combes - Werner Geissler - Lisa A. Hook - Jennifer Li - Kalpana Morparia - Lucio A. Noto - Frederik Paulsen - Robert B. Polet	Purpose, Authority and Responsibilities:
◾ monitor the Company’s financial performance and condition;
◾ oversee sources and uses of cash flow and capital structure;
◾ advise the Board on dividends, share repurchases and other financial matters;
◾ advise the Board on the Company’s long-term financing plans, short-term financing plans and credit facilities;
◾ oversee the management of the Company’s cash management function;
◾ oversee the management of the Company’s pension plans, including funded status and performance;
◾ oversee the management of the Company’s investor relations and stock market performance;
◾ oversee the management of the risks to the Company’s pricing strategies;
◾ oversee the risk that failure to effectively implement or integrate business development initiatives could impair the achievement of our strategic objectives;
◾ oversee the management of the risks of currency exchange rate volatility and convertibility; and
◾ oversee the management of the risks of global macro-economic uncertainty and geopolitical instability.

NOMINATING AND CORPORATE GOVERNANCE Meetings: 4	- Kalpana Morparia (Chair) - Michel Combes - Jennifer Li - Lucio A. Noto - Robert B. Polet	Purpose:
◾ identify qualified candidates for Board membership;
◾ recommend nominees for election at the annual meeting;
◾ advise the Board on corporate governance and sustainability matters; and
◾ oversee self-evaluation of the Board and each Committee.
Authority and Responsibilities:
◾ review qualifications of prospective candidates for director;
◾ consider performance of incumbent directors;
◾ oversee the Company’s sustainability strategies and performance, and advise the Board on sustainability matters;
◾ make recommendations to the Board regarding director independence and the function, composition and structure of the Board and its Committees;
◾ oversee the Company’s lobbying and trade association activities and expenditures;
◾ recommend corporate governance guidelines; and
◾ review director compensation.

PMI 2021 Proxy Statement • 11

BOARD OPERATIONS AND GOVERNANCE

Committees and 2020 Meetings	Current Members	Purpose, Authority and Responsibilities

PRODUCT INNOVATION AND REGULATORY AFFAIRS Meetings: 3	- Frederik Paulsen (Chair) - Michel Combes - Lisa A. Hook - Jun Makihara - Lucio A. Noto	Purpose:

◾   oversee the long-term product portfolio strategy of the Company, focusing on research and development of new products and services, and improvements to existing products and services, with a particular focus on RRPs; and

◾ monitor and review key legislative, regulatory and public policy issues and trends related to the research and development of RRPs.
Authority and Responsibilities:

◾   monitor the Company’s internal scientific research, including the Company’s efforts to substantiate the risk-reduction potential of its RRPs through rigorous scientific methodologies, as well as the external body of scientific research relevant to the Company’s present and future RRPs;

◾ monitor the Company’s pipeline of innovative products and services, including future RRPs and associated risks, such as product superiority, product reliability, and time to market;
◾ monitor the Company’s management of its intellectual property; and
◾ make recommendations to the Board regarding significant R&D projects and budgets.

12 • PMI 2021 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Board Risk Oversight

Risk oversight is conducted both by the Committees of the Board with respect to their areas of responsibility as well as by the full Board. Management has identified and prioritized key enterprise risks based on four risk dimensions: the impact a risk could have on the organization if it occurs, the likelihood a risk will occur, the velocity with which a risk would affect the organization if it occurs, and the interconnectivity of a risk with other risks. As part of the risk management process, the Company established a Corporate Risk Governance Committee (“CRGC”). In 2020, the CRGC comprised the Chief Operating Officer, the Chief Financial Officer, the Chief Strategy Officer, the Chief Digital & Information Officer, the Chief Information Security Officer, the Vice President and Controller, the Vice President, Corporate Audit, the Vice President, Chief Ethics & Compliance Officer and the Global Head of Risk & Controls. As of 2021, the new General Counsel joined the CRGC. Ownership of each of the prioritized risks is assigned to a member of senior management, and oversight of the management of each risk is assigned to a particular Board Committee or to the full Board. Management reports on these risks to the appropriate Committee and to the full Board throughout the year. In addition, the internal audit function provides an assessment of governance processes pertaining to the Company’s strategic risk management and periodically reports the results of this assessment to the Audit Committee. The Board has been receiving regular updates from the Company’s management regarding the impact and evolution of risks of the ongoing COVID-19 pandemic on our employees, our business and communities where we operate, as well as any relevant mitigation measures. The risk management oversight by each Committee is indicated in the chart on pages 10-12. The full Board oversees the management of risks relating to the Company’s business plan and litigation, and it receives reports on risk management by each Committee. The roles of the various components of risk assessment, management and oversight are shown below.

PMI Risk Assessment, Management and Oversight

Board of Directors Audit Committee Other Board Committees Senior Management Team (SMT) Corporate Risk Governance Committee (CRGC) Market Leadership Teams and Global Functions Responsible for oversight of risk management processes Allocates oversight of management of specific risks to the appropriate Board Committee Provides oversight by reviewing CRGC process and results Assesses risk appetite generally Provide oversight of management of specific risks falling within each Committees sphere of expertise Aligns on key strategic enterprise risks annually Assigns ownership of strategic enterprise risks to individual SMT members Integrates risk assessment and management into long-range plan and budget review process Drives desired risk management culture through standard measurement and terminology Coordinates SMT strategic enterprise risk assessment Coordinates integrated risk assessment for Risk and Controls, Ethics and Compliance, Corporate Audit and other functions Integrates key risks into Internal Controls Chart of Controls process Own risk assessment and management for affiliate or function Drive sustainability through integration of risk management into existing business processes

PMI 2021 Proxy Statement • 13

BOARD OPERATIONS AND GOVERNANCE

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the interim Chairman (through the 2021 Annual Meeting of Shareholders) or the Presiding Director (immediately thereafter), Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579. The non-management directors have established the following procedures for the handling of communications from shareholders and other interested parties and directed the Vice President, Associate General Counsel and Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the

Board and its Committees are to be forwarded to the interim Chairman (through the 2021 Annual Meeting of Shareholders) or the Presiding Director (immediately thereafter). Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Strong Governance Practices

The Nominating and Corporate Governance Committee of the Board reviews our corporate governance practices regularly and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. In 2020, the Board of Directors formed the Consumer Relationships and Regulation Committee, and reassigned responsibilities among the six Committees to further align the responsibilities of the Board and its Committees with the Company’s strategies. In light of the increasing importance of talent in our transformation, the Board also added the responsibility for the oversight of risks and programs related to talent management to the Compensation and Leadership Development Committee. The responsibilities of these Committees are described in pages 10-12. The following summarizes our key principles and practices and refers you to the pages of this proxy statement where you will find a more detailed discussion of various items:

✓ Majority voting standard for uncontested election of directors (page 16)	✓ Rigorous share ownership requirements and anti-hedging and anti-pledging policies (page 43)

✓ Proxy access by-laws (page 15)	✓ Post-termination share holding requirement (page 43)

✓ Non-management directors elect Presiding Director annually (page 9)	✓ No tax gross-up on limited perquisites

✓ Directors may be removed with or without cause	✓ Double-trigger vesting policy on change in control (pages 60-61)

✓ Non-management directors meet regularly without management being present	✓ Board committee oversight of political spending and lobbying (page 11)

✓ No “poison pill” rights plan	✓ Board committee oversight of sustainability strategies and performance (page 11)

✓ Board-adopted “clawback” policy (page 43)

14 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors. These include whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment; the individual’s understanding of the Company’s global business and markets; the individual’s professional expertise and educational background; and other factors, including nationality and gender, that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best shepherd the success of the business and represent long-term shareholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience, global business experience, consumer-centricity, digital transformation and scientific expertise, as being particularly desirable to help meet specific Board needs.

In identifying candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Committee does not distinguish between nominees recommended by shareholders and other nominees. From time to time, the Committee also retains search firms to assist in identifying candidates for director, gathering information about their background and experience, and acting as an intermediary with such candidates. Most recently, the Committee recommended to the Board Michel Combes after an initial introduction by a search firm, Bonin Bough and Juan José Daboub after initial introductions by members of senior management, and Shlomo Yanai after an initial introduction by a Board member.

Shareholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Vice President, Associate General

Counsel and Corporate Secretary, who will provide it to the Committee. Our by-laws set forth the procedures a shareholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2022 Annual Meeting.”

In addition, our by-laws permit an eligible shareholder or group of shareholders who have owned 3% or more of PMI’s shares for at least three years to nominate and include in our proxy statement director candidates to occupy up to 20% of the authorized Board seats.

Recommendations of the Board; Director Attributes, Diversity, Refreshment and Tenure

It is proposed that thirteen directors, including André Calantzopoulos, who will become Executive Chairman immediately prior to the Annual Meeting, and Jacek Olczak, who will become CEO immediately thereafter, be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director, except for Jacek Olczak, our CEO-elect, and Juan José Daboub and Shlomo Yanai; and except for Messrs. Olczak, Combes, Bough, Daboub and Yanai each was elected by the shareholders at the 2020 Annual Meeting. The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented qualify them to deal with the complex global, regulatory, business, and financial issues facing the Company, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face tough issues.

Our Board comprises a diverse group of individuals. Two nominees are women, and three are persons of color. Eleven different nationalities are represented, underscoring the global perspective of the Board taken as a whole.

The Board has experienced a significant amount of director refreshment since our spin-off in March 2008. Mr. Noto is the only original director since our spin-off that serves on the Board. Of the remaining members of the Board, one Board member joined in 2010, two in 2011, one in 2013, two in 2014, one in 2015, one in 2018, one in 2020 and one in 2021. Messrs. Olczak, Daboub, and Yanai are nominated for the election to the Board by the shareholders at the Annual Meeting. The average tenure of the Company’s nominees is 6.3 years. As new Board members gain experience, the Board rotates its various committee chairs.

PMI 2021 Proxy Statement • 15

ELECTION OF DIRECTORS

In recommending and nominating Kalpana Morparia, the Nominating and Corporate Governance Committee and the Board, respectively, considered that in accordance with the Company’s corporate governance guidelines, Ms. Morparia offered to resign when she changed her primary employment. The Board determined that this change does not impair her service on the Board and its Committees, and declined to accept Ms. Morparia’s resignation.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce its number of directors.

Independence of Nominees

After receiving the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the following director nominees is independent of, and has no material relationship with, the Company: Michel Combes, Juan José Daboub, Werner Geissler, Lisa A. Hook, Jun Makihara, Kalpana Morparia, Lucio A. Noto, Frederik Paulsen, Robert B. Polet and Shlomo Yanai. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines, which are available on the Company’s website at www.pmi.com/who-we-are/corporate-governance/ overview. Each of the above-named nominees qualifies as independent under these standards.

In making the affirmative determination that Ms. Morparia is independent, the Board considered the fact that the Company has routine commercial relationships with J.P. Morgan Chase, Ms. Morparia’s employer. Payments by the Company to J.P. Morgan Chase are immaterial, and Ms. Morparia has no direct or indirect material interest in these routine commercial relationships. Ms. Morparia has never represented J.P. Morgan Chase in connection with its provision of services to the Company, and her compensation is not affected by any banking relationship between the Company and J.P. Morgan Chase. Ms. Morparia retired from

J.P. Morgan Chase in February 2021. In making the affirmative determination that Mr. Combes is independent, the Board considered the fact that the Company has a commercial relationship with affiliates of SoftBank Group Corp., the parent company of Mr. Combes’s employer. Payments by the Company to SoftBank are immaterial, and Mr. Combes has no direct or indirect material interest in this relationship, has never represented SoftBank in connection with its provision of services to PMI, and his compensation is not affected by such services.

In making a determination that Mr. Bough is not independent, the Board considered a consulting agreement between the Company and Digilence, LLC (also known as Bonin Ventures), an entity owned by Mr. Bough. The Company paid approximately $990,000 under this agreement in 2019. In 2020, the Company also paid to Digilence, LLC a de minimis amount, which will not affect the date from which Mr. Bough will be considered independent under our Corporate Governance Guidelines. As such, we anticipate that Mr. Bough will be considered independent under the terms of our Corporate Governance Guidelines in 2022.

Majority Vote Standard in Uncontested Elections

All directors are elected annually. The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Nominating and Corporate Governance Committee would then consider, and recommend to the Board, whether to accept or reject the offer.

The Board recommends a vote FOR each of

the nominees identified in this proxy statement.

16 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

Director Nominees

					Current Committee Membership
Nominee	Director Since	Citizenship	Independent	Audit	Compensation and Leadership Development	Consumer Relationships and Regulation	Finance	Nominating and Corporate Governance	Product Innovation and Regulatory Affairs
Bonin Bough	2021	USA				✓	✓
André Calantzopoulos (Executive Chairman)	2013	Greece/Switzerland
Michel Combes	2020	France	✓	✓			✓	✓	✓
Juan José Daboub		El Salvador	✓
Werner Geissler	2015	Germany	✓	✓	Chair	✓	✓
Lisa A. Hook	2018	USA	✓	✓	✓	Chair	✓		✓
Jun Makihara	2014	Japan	✓	✓			Chair		✓
Kalpana Morparia	2011	India	✓			✓	✓	Chair
Lucio A. Noto (Interim Chairman)	2008	USA	✓	✓	✓	✓	✓	✓	✓
Jacek Olczak		Poland
Frederik Paulsen	2014	Sweden	✓				✓		Chair
Robert B. Polet	2011	Netherlands	✓		✓	✓	✓	✓
Shlomo Yanai		Israel	✓

PMI 2021 Proxy Statement • 17

ELECTION OF DIRECTORS

Director Qualifications

Our Board is a diverse, highly engaged group that provides strong, effective oversight of our Company. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the Company’s long-term strategic growth. Each director has or has had senior executive experience, in many cases with large, complex organizations with significant global operations. Several directors have leadership experience in the global consumer products sector, and others bring expertise regarding information technology, cybersecurity, digital transformation, sustainability, and ESG matters. These and the other skills and attributes discussed below are key considerations in evaluating the composition of our Board and inform our Board succession planning and director selection process.

Key attributes and skills of all Directors:	✓ High Integrity	✓ Strength of Character and Judgment	✓ Intellectual/Analytical Skills
	✓ Proven Record of Success	✓ Corporate Governance Experience	✓ Strategic Planning
	✓ Leadership	✓ Talent Management/Succession Planning	✓ Risk Assessment and Oversight
	✓ Understanding our Global Business and Markets	✓ Diversity of Perspectives

Our director nominees’ individual experiences, qualifications, attributes and skills are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each nominee’s skills or contributions to the Board. Further biographical information about each director standing for re-election is set forth on the following pages.

Calantzopoulos Bough Combes Daboub Geissler Hook Makihara Morparia Noto Olczak Paulsen Polet Yanai

EXPERIENCE

Senior Executive	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Tobacco Industry		✓								✓

Global Consumer-Centric Engagement	✓	✓	✓		✓	✓				✓	✓	✓	✓

Operations		✓	✓	✓	✓				✓	✓			✓

Information Technology and Privacy	✓		✓			✓

Sustainability/Corporate Responsibility		✓		✓	✓	✓		✓	✓	✓	✓

Risk Assessment and Oversight		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

CFO or Banking			✓	✓			✓	✓	✓	✓			✓

Civic Leadership	✓		✓	✓	✓	✓					✓		✓

Global Pharmaceutical											✓		✓

Marketing and Retail	✓		✓		✓					✓		✓

18 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

Director Nominees

BONIN BOUGH
Occupation: Founder and Chief Growth Officer, Bonin Ventures Director since: 2021 Age: 43

Professional Experience:

Mr. Bough has been the Founder and Chief Growth Officer of Digilence, LLC (also known as Bonin Ventures) since 2014, an entity focused on accelerating growth to a diverse portfolio of innovative start-up companies. He previously served as Chief Growth and Marketing Officer of Sundial Brands, LLC from 2016 to 2017. He was a television host of CNBC’s “Cleveland Hustles” in 2016, Chief Media and E-Commerce Officer of Mondelēz International, Inc. from 2015 to 2016, and Vice President, Global Media and Consumer Engagement of Mondelēz International, Inc. from 2012 to 2015. Mr. Bough also served as Vice President, Global Media and Consumer Engagement of The Kraft Heinz Company in 2012, and as Chief Digital Officer of PepsiCo, Inc. from 2008 to 2012.

PMI Board Committees:

Mr. Bough is a member of the Consumer Relationships and Regulation and Finance Committees.

Director Qualifications:

With his unique executive marketing experience, Mr. Bough brings to the Board his considerable entrepreneurial expertise, particularly, with respect to e-commerce, innovative technologies and acceleration of brand equity, as well as valuable insights for transforming and growing large, multinational businesses and start-ups.

ANDRÉ CALANTZOPOULOS
Primary Occupation: Chief Executive Officer, Philip Morris International Inc. Director since: 2013 Age: 63

Professional Experience:

Mr. Calantzopoulos became our Chief Executive Officer (“CEO”) in 2013. He served as our Chief Operating Officer since our spin-off on March 28, 2008, and until becoming CEO. On December 10, 2020, Mr. Calantzopoulos was appointed Executive Chairman of the Board, effective immediately prior to the Annual Meeting of Shareholders to be held on May 5, 2021. Mr. Calantzopoulos served as PMI’s President and Chief Executive Officer between April 2002 and the date of our spin-off in March 2008. He joined the Company in February 1985 and worked extensively across Central Europe, including as Managing Director of PM Poland and President of the EEMA Region.

Director Qualifications:

Mr. Calantzopoulos’s intellect and all-encompassing knowledge of the Company will serve the Company and the Board well as Executive Chairman of the Board. He has played an instrumental role in numerous key initiatives, leading the Company with his bold vision of a smoke-free future, and through its related evolution into a consumer-centric technology and science-driven business.

PMI 2021 Proxy Statement • 19

ELECTION OF DIRECTORS

MICHEL COMBES
Primary Occupation: President, SoftBank Group International Director since: 2020 Age: 66

Professional Experience:

Mr. Combes currently serves as President of SoftBank Group International, a privately held subsidiary of SoftBank Group Corp., and oversees several SoftBank portfolio companies. From 2018 to 2020, he was Chief Financial Officer and then President and CEO, and a member of the Board of Directors of Sprint Corporation. From 2015 to 2017, he served as CEO and Chief Operating Officer of Altice USA, Inc., and Chairman and CEO of SFR Group. From 2013 to 2015, Mr. Combes served as CEO of Alcatel-Lucent. Previously, Mr. Combes was CEO of Vodafone Europe, Chairman and CEO of TDF Group (Télédiffusion de France), an executive at France Telecom, and has held several positions within the French Government.

Other Directorships and Associations:

Mr. Combes is a director of Assystem and F5 Networks, Inc. He previously served on the board of MTS (Mobile TeleSystems) from 2013 to 2018.

PMI Board Committees:

Mr. Combes is a member of the Audit, Finance, Nominating and Corporate Governance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

With his experience as a chief executive and chief financial officer in a number of large, multinational companies in the telephonic and digital communications, banking and portfolio strategy industries, Mr. Combes brings to the Board his considerable entrepreneurial business experience, extensive knowledge of international markets in highly regulated industries, and valuable insights in innovation and consumer centricity. Furthermore, as a former CFO, Mr. Combes has the financial expertise to serve as a member of the Audit Committee.

JUAN JOSÉ DABOUB
Primary Occupation: Chairman, President and CEO, The Daboub Partnership Age: 57

Professional Experience:

Dr. Juan José Daboub, Ph.D., has been serving as the Chairman, President and CEO of The Daboub Partnership, a business consulting company, since 2010. He has been the Vice Chairman of The Dorado Group LLC, a private investment company, since 2014, and the Adviser and Founding CEO of the Global Adaptation Institute, a foundation dedicated to the understanding of climate change, since 2010. Since 1989, he has co-owned several companies in Latin America, including companies involving food production, biodegradable packaging materials manufacturing, and the distribution of internationally known brands. From 2012 to 2014, Dr. Daboub was Chair of the World Economic Forum’s Global Agenda Council on Climate Change and Managing Director of the World Bank Group from 2006 to 2010. From 1992 to 2004, Dr. Daboub held several senior positions within the government of El Salvador, including as Minister of Finance and Chief-of-Staff to the President.

Other Directorships and Associations:

Dr. Daboub is currently serving as a board member of K&M Advisors, a finance and technical advisory firm, Tortoise Acquisition Corp. II, a special purpose acquisition company in the sustainable energy sector, and Grupo Financiero Ficohsa, S.A., a Central American bank.

Director Qualifications:

Dr. Daboub’s substantial business leadership experience, deep governance expertise, and outstanding government, multilateral organization and humanitarian service on a worldwide scale, bring a unique perspective to the Company’s ESG strategy, and its efforts to advocate for the development of science-based regulatory frameworks in connection with the development and commercialization of RRPs.

20 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

WERNER GEISSLER
Primary Occupation: Operating Partner, Advent International Director since: 2015 Age: 67

Professional Experience:

Mr. Geissler became an Operating Partner of Advent International, a private equity firm, in 2015. He previously served as Vice Chairman and Special Advisor to the Chairman and CEO of Procter & Gamble until his retirement in January 2015. He joined that company in 1979, and served in various capacities, including President, Northeast Asia, from 2001 to 2004, Group President, Central and Eastern Europe, Middle East and Africa, from 2004 to 2007, and Vice Chairman, Global Operations, from 2007 to 2014.

Other Directorships and Associations:

Mr. Geissler is a director of the Goodyear Tire & Rubber Company.

PMI Board Committees:

Mr. Geissler is Chair of the Compensation and Leadership Development Committee and a member of the Audit, Consumer Relationships and Regulation, and Finance Committees.

Director Qualifications:

Mr. Geissler has a keen knowledge of the global consumer products business, having served as a senior consumer products executive in many of the Company’s most important markets and regions. His deep senior executive experience serves the Company and the Board well as Chair of the Compensation and Leadership Development Committee. Mr. Geissler has also had substantial P&L responsibility in his roles at Procter & Gamble, and has an MBA in Finance which both enable him to be a competent member of the Audit Committee.

PMI 2021 Proxy Statement • 21

ELECTION OF DIRECTORS

LISA A. HOOK
Primary Occupation: Managing Partner, Two Island Partners LLC Director since: 2018 Age: 62

Professional Experience:

Ms. Hook became Managing Partner of Two Island Partners LLC, a private equity and consulting firm, in 2018. Previously, she served as President & Chief Executive Officer of Neustar, Inc., a global information services company focused on cloud-based workflow solutions for marketing analytics, from 2010 to 2018, as President & Chief Operating Officer from 2008 until 2010, and as a member of its Board from 2010 to 2019. Ms. Hook also served as President and Chief Executive Officer of Sunrocket, Inc., a cloud-based voice communications company, from 2006 to 2007. In addition, Ms. Hook held several executive positions at America Online, Inc. from 2001 to 2004. Previously, she was a partner at Brera Capital Partners, a global private equity investment firm, Managing Director of Alpine Capital Group, LLC, an investment banking firm, and an executive at Time Warner, Inc., a media company. Ms. Hook served as a legal advisor to the Chairman of the Federal Communications Commission and General Counsel of the Cable Group at Viacom International, Inc., a media company.

Other Directorships and Associations:

Ms. Hook serves on the board of Fidelity National Information Services, Inc., a global leader in banking and payment solutions, Ping Identity Holding Corp., a pioneer in digital identity solutions, Partners Group Holding AG, a global asset management company, and Unisys Corporation, a global information technology company. Ms. Hook served as Senior Independent Director of RELX PLC and RELX NV, providers of information solutions, from 2006 to 2016. Previously, she served as a director of Covad Communications and Time Warner Telecom, Inc. In 2012, she was appointed by President Obama to serve on the National Security Telecommunications Advisory Committee.

PMI Board Committees:

Ms. Hook is Chair of the Consumer Relationships and Regulation Committee and a member of the Audit, Compensation and Leadership Development, Finance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Ms. Hook’s past experience as CEO of a company, her past senior management roles and government appointments relating to telecommunications, plus her holistic understanding of digital identity, are key to deploying actionable insights that grow and guard many of the world’s largest corporations. In addition, with her extensive public board experience, Ms. Hook brings to the Board valuable insights in the areas of cybersecurity, data privacy, and digital transformation at a time when the Company is transitioning to a consumer-centric, highly digitalized business model.

22 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

JUN MAKIHARA
Primary Occupation: Retired Businessman Director since: 2014 Age: 63

Professional Experience:

Mr. Makihara was employed at Goldman, Sachs & Co. from 1981 to 2000, during which time he was a General Partner for six years, working in New York, Los Angeles, and Tokyo. During his tenure in Tokyo, he was co-head of the Investment Banking Group and the Japanese Equities Group, and also served as co-branch manager. Subsequently, he was Chairman of Neoteny Co., Ltd., a Japanese venture incubator, until 2015.

Other Directorships and Associations:

Mr. Makihara is a director of Monex Group, Inc., a financial services company, and Shinsei Bank, Ltd. He is a trustee of the Protestant Episcopal Cathedral Foundation in Washington, D.C. and a board member of the Japan Society in New York. He also served on the board of RHJ International S.A., a financial services company, from 2005 to 2014.

PMI Board Committees:

Mr. Makihara is Chair of the Finance Committee and a member of the Audit and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Makihara brings his deep experience in finance to his position as Chair of the Finance Committee. The Board also benefits from his entrepreneurial spirit and a thorough knowledge of business in Asia, which is of great importance to the Company’s business as we continue to launch new products and execute our strategic initiatives in various Asian markets.

KALPANA MORPARIA
Primary Occupation: Independent Director Director since: 2011 Age: 71

Professional Experience:

Ms. Morparia served as CEO, South and South East Asia, J.P Morgan, until her retirement in February 2021, and CEO of J.P. Morgan India from 2008 to 2016. She was a member of J.P. Morgan’s Asia Pacific Management Committee. Prior to joining J.P. Morgan India, Ms. Morparia served as Joint Managing Director of ICICI Bank, India’s second-largest bank, from 2001 to 2007, and the Vice Chair of ICICI’s insurance and asset management business from 2007 to 2008.

Other Directorships and Associations:

Ms. Morparia is a director of Dr. Reddy’s Laboratories Ltd. and Hindustan Unilever Limited.

PMI Board Committees:

Ms. Morparia is Chair of the Nominating and Corporate Governance Committee, and a member of the Consumer Relationships and Regulation and Finance Committees.

Director Qualifications:

With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on economies in Asia, while her deep experience in highly regulated industries serve the Company and the Board well as Chair of the Nominating and Corporate Governance Committee.

PMI 2021 Proxy Statement • 23

ELECTION OF DIRECTORS

LUCIO A. NOTO
Primary Occupation: Managing Partner, Midstream Partners, LLC Director since: 2008 Age: 82

Professional Experience:

Mr. Noto assumed his current position as Managing Partner of Midstream Partners, LLC, a company that invests in liquid natural gas projects, in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962.

Other Directorships and Associations:

Mr. Noto served as a director of Penske Automotive Group, Inc. from 2001 to 2020. He also served on the boards of IBM from 1995 to 2008, Altria Group, Inc. from 1998 to 2008, Shinsei Bank from 2005 to 2008, Commercial International Bank from 2006 to 2009 and RHJ International S.A., a financial services company, from 2011 to 2015.

PMI Board Committees:

Mr. Noto was the Presiding Director until December 9, 2020. On December 10, 2020, he became interim Chairman of the Board following the retirement of our then Chairman, Louis C. Camilleri. Mr. Noto is a member of the Audit, Compensation and Leadership Development, Consumer Relationships and Regulation, Finance, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As the former chief financial officer and chief executive officer of a large, multinational oil company, together with his past governance experience serving on the boards and audit committees of a number of major international companies, Mr. Noto brings an extensive knowledge of internal controls and risk assessment to his role as a member of the Audit Committee, and as the Audit Committee’s financial expert, and a strong “hands-on” approach as interim Chairman.

JACEK OLCZAK
Primary Occupation: Chief Operating Officer, Philip Morris International Inc. Age: 56

Professional Experience:

Mr. Olczak is our Chief Operating Officer (“COO”) and will become our CEO immediately following our Annual Meeting of Shareholders on May 5, 2021. He has served as our COO since 2018. Mr. Olczak served as our Chief Financial Officer from 2012 until 2017. He joined the Company’s Polish affiliate in 1993 and worked extensively across Europe, including as Managing Director, Germany & Austria, and President of the European Union Region.

Director Qualifications:

Mr. Olczak’s intellect and all-encompassing knowledge of the Company will serve the Company and the Board well as CEO and as a new member of the Board. As COO, he played an instrumental role in the Company’s transformation and the superior performance of our Regions and markets. Mr. Olczak has demonstrated a strong commitment to consumer centricity, digitalized consumer engagement, and manufacturing optimization, while remaining focused on the growth of our cigarette brand portfolio and the seamless deployment of RRPs in 64 markets worldwide. Mr. Olczak’s invaluable contributions also include achievements in our external engagement strategy to obtain RRP-specific regulatory regimes.

24 • PMI 2021 Proxy Statement

ELECTION OF DIRECTORS

FREDERIK PAULSEN
Primary Occupation: Chairman, Ferring Group Director since: 2014 Age: 70

Professional Experience:

Dr. Paulsen has been Chairman of the Ferring Group, a research-driven, specialty biopharmaceutical group, since 1988, having joined that company in 1976.

Other Directorships and Associations:

Dr. Paulsen is a member of the boards of MGIMO University in Moscow, Russia, and the Pro Universitate of the Christian Albrechts University in Kiel, Germany, and a trustee of the Salk Institute of Biological Research in La Jolla, California, USA.

PMI Board Committees:

Dr. Paulsen is Chair of the Product Innovation and Regulatory Affairs Committee and a member of the Finance Committee.

Director Qualifications:

Dr. Paulsen’s substantial experience as head of a successful multinational biopharmaceutical group, together with his knowledge of scientific research, bring a unique perspective to the Company’s critical efforts to develop reduced-risk products.

ROBERT B. POLET
Primary Occupation: Chairman, Rituals Cosmetics Enterprise B.V. Chairman, Arica Holding B.V. Chairman, SFMS B.V. Senior Independent Director, William Grant & Sons, Ltd. Director since: 2011 Age: 65

Professional Experience:

Mr. Polet is currently serving as Chairman of Rituals Cosmetics Enterprise B.V., a retail cosmetics company, as well as Chairman of SFMS B.V., a retail consumer staples company, and Chairman of Arica Holding B.V., its parent holding company. He was Chairman of Safilo Group S.p.A., an eyewear company, from 2011 to 2017, and President, Chief Executive Officer and Chairman of the Management Board of the Gucci Group, a luxury fashion house, from 2004 until 2011. Previously, Mr. Polet spent 26 years in the Unilever Group, a multinational consumer goods company, in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Other Directorships and Associations:

Mr. Polet is director of Safilo Group S.p.A. and the senior independent director of William Grant & Sons Ltd., a premium spirits company.

PMI Board Committees:

Mr. Polet serves on the Compensation and Leadership Development, Consumer Relationships and Regulation, Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

In his previous position, Mr. Polet was responsible for managing such global luxury brands as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business. Furthermore, he has extensive executive experience overseeing major consumer packaged goods businesses, as well as his extensive knowledge of global markets.

PMI 2021 Proxy Statement • 25

ELECTION OF DIRECTORS

SHLOMO YANAI
Primary Occupation: Chairman of the Board, Lumenis Ltd. Age: 68

Professional Experience:

Mr. Yanai has been serving as Chairman of the Board of Lumenis Ltd., a medical devices company since 2020. Mr. Yanai has served as Senior Advisor to Moelis & Company, an investment bank since 2016. From 2006 to 2012, he was President and Chief Executive Officer of Teva Pharmaceuticals Industries Ltd. Prior to joining Teva, Mr. Yanai was CEO of Adama Ltd. from 2002 to 2006.

Other Directorships and Associations:

Mr. Yanai has been a Board member at Amneal Pharmaceuticals, Inc. since 2019, and W.R. Grace and Company, a specialty chemicals company since 2018. He is also serving as a member of the Advisory Board at CVC Capital Partners, a private equity firm, a position he assumed in 2015. Mr. Yanai has also served as either Chairman of the board or a board member of the following pharmaceutical companies: Cambrex Corp., Protalix Biotherapeutics, Inc., PDL BioPharm, Inc., Perrigo plc, and Sagent Pharmaceuticals, Inc. Mr. Yanai was also a member of the Board of Elisra Group, an electronic device company, from 2002 to 2005, and Bank Leumi, Israel’s second-largest bank, from 2004 to 2007. Mr. Yanai received Israel’s Medal of Valor in 1973, and served for 32 years with the Israeli Defense Forces in a variety of leadership roles, and retired with the rank of Major General.

Director Qualifications:

Mr. Yanai’s extensive experience in the pharmaceuticals industry brings a unique perspective to the Company’s critical efforts to develop and commercialize RRPs, and to advocate for the development of science-based regulatory frameworks for the development and commercialization of such products.

26 • PMI 2021 Proxy Statement

COMPENSATION OF DIRECTORS

Compensation Philosophy

Directors who are full-time employees of the Company receive no additional compensation for services as a director. The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders.

Compensation

At his request, Dr. Paulsen serves as a director without compensation. The compensation of all other non-employee directors is set forth in the accompanying chart.

Directors’ Compensation PMI’s non-employee directors’ compensation for 2020 was set at the following levels and continues in effect for 2021:
Annual cash retainer:	$125,000
Annual equity award:	$175,000
Chairman’s incremental cash retainer:*	$400,000
Interim Chairman’s cash retainer:**	$100,000
Presiding Director cash retainer:	$35,000
Committee Chair cash retainer:	$35,000
Committee member cash retainer:	None
Committee meeting fees:	None
Stock Options:	None
* pro-rated through Mr. Camilleri’s retirement on December 10, 2020 ** December 10, 2020 through May 5, 2021

Share Retention Requirement

A non-employee director may not sell or otherwise dispose of PMI shares received pursuant to the annual share award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own PMI shares having an aggregate value of at least five times the then-current annual cash retainer. The Company’s anti-hedging and anti-pledging policies also apply to non-employee directors (see page 43).

PMI 2021 Proxy Statement • 27

COMPENSATION OF DIRECTORS

The following table presents the compensation received by the non-employee directors for fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Louis C. Camilleri(a)	497,292	175,000	25,652	697,944
Michel Combes(b)	7,639	87,500	-	95,139
Massimo Ferragamo(c)	22,322	-	-	22,322
Werner Geissler	160,000	175,000	-	335,000
Lisa A. Hook	147,885	175,000	-	322,885
Jennifer Li	160,000	175,000	-	335,000
Jun Makihara	160,000	175,000	-	335,000
Kalpana Morparia	160,000	175,000	-	335,000
Lucio A. Noto(d)	173,022	175,000	-	348,022
Frederik Paulsen(e)	-	-	-	-
Robert B. Polet	125,000	175,000	-	300,000
Stephen M. Wolf(c)	31,250	-	-	31,250

(a)

The amount in the “All Other Compensation” column for Mr. Camilleri represents the imputed income to him for a personal secretary and office space provided by the Company from the day following his retirement on December 10, 2020, through December 31, 2020.

(b)	Mr. Combes joined the Board in December 2020. This stock award was prorated through May 5, 2021.

(c)	Messrs. Ferragamo and Wolf retired from the Board effective May 6, 2020.

(d)	Includes a portion of interim Chairman retainer from December 10, 2020 through December 31, 2020.

(e)	At his request, Dr. Paulsen serves as a director without compensation.

Non-employee directors may also elect to defer the award of shares of common stock and all or part of the annual and Committee retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in nine “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account.

The Company reimburses non-employee directors (other than Dr. Paulsen) for their reasonable expenses incurred in attending Board of Directors, Committee and shareholder meetings, and other corporate functions, including travel, meals and lodging. Non-employee directors (other than Dr. Paulsen) also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

Mr. Camilleri retired on December 10, 2020. In connection with his recent retirement, in February 2021, the Company agreed to provide Mr. Camilleri with the assistance of a personal secretary, an executive office, and the use of driver services. Mr. Camilleri and the Company agreed to re-evaluate these benefits every five years based on Mr. Camilleri’s needs. Mr. Camilleri is solely responsible for his own taxes on any imputed taxable income resulting from these benefits.

28 • PMI 2021 Proxy Statement

STOCK OWNERSHIP INFORMATION

Ownership of Equity Securities

The following table shows the number of shares of common stock beneficially owned as of March 12, 2021, by each director, nominee for director and named executive officer, and the directors, nominees for director and executive officers of the Company as a group. At March 12, 2021, the number of shares of the Company’s common stock outstanding was 1,558,512,960. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership(1)
Emmanuel Babeau	93,750
Bonin Bough	536
André Calantzopoulos	880,744
Michel Combes	1,034
Juan José Daboub	—
Frederic de Wilde	196,628
Marc S. Firestone	159,121
Werner Geissler	71,243
Lisa A. Hook	7,375
Martin G. King	171,275
Jennifer Li	70,922
Jun Makihara	19,607
Kalpana Morparia	18,916
Lucio A. Noto	117,744
Jacek Olczak	299,010
Frederik Paulsen	—
Robert B. Polet	20,445
Stefano Volpetti	28,500
Shlomo Yanai	—
Miroslaw Zielinski	258,682
Group (39 persons)	3,202,991

(1)

Includes shares of deferred stock as follows: Mr. Babeau, 72,880; Mr. Bough, 535; Mr. Calantzopoulos, 159,170; Mr. de Wilde, 29,680; Ms. Hook, 7,335; Mr. King, 20,760; Mr. Makihara, 16,247; Mr. Noto, 78,166; Mr. Olczak, 56,960; Mr. Volpetti, 28,500; and group, 821,593. Also includes 17,085 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse) and 22,196 shares held in trust as to which he has not disclaimed beneficial ownership. Also includes 1,360 shares as to which beneficial ownership is disclaimed by Mr. Makihara (shares held by spouse).

In addition to the shares shown in the table above, as of March 12, 2021, those directors who participate in the Company’s director deferred fee program had the following PMI share equivalents allocated to their accounts: Mr. Makihara, 13,599; and Mr. Noto, 115,139. See “Compensation of Directors” on page 28 for a description of the deferred fee program for directors.

PMI 2021 Proxy Statement • 29

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock as of March 12, 2021.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 12, 2021
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	90,439,001	(1)	5.80%
Capital World Investors A division of Capital Research and Management Company (CRMC) 333 South Hope Street Los Angeles, CA 90071	82,430,438	(2)	5.29%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	122,884,229	(3)	7.88%

(1)

According to a Schedule 13G/A, dated January 29, 2021, filed with the U.S. Securities and Exchange Commission on January 29, 2021, by BlackRock, Inc., presenting the number of shares as of December 31, 2020.

(2)

According to a Schedule 13G, dated February 16, 2021, filed with the U.S. Securities and Exchange Commission on February 16, 2021, by Capital World Investors, presenting the number of shares as of December 31, 2020.

(3)

According to a Schedule 13G/A, dated February 8, 2021, filed with the U.S. Securities and Exchange Commission on February 10, 2021, by The Vanguard Group presenting the number of shares as of December 31, 2020.

Delinquent Section 16(a) Reports

The Company believes that during 2020 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis, except that grants of equity awards to each of Mr. Babeau, Mr. Combes, Ms. Folsom, and Mr. Verdeaux were inadvertently reported by the Company on Form 3, rather than Form 4, and were therefore filed late. The individuals responsible for making these filings on behalf of our executives are now aware of the timeframe in which new grants of equity awards must be reported, and that such grants must be reported on Form 4, rather than on a Form 3. As such, the Company does not envision that there will be untimely Section 16 filings for incoming executives and directors going forward.

30 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Discussion and Analysis outlines: (i) the design of our executive compensation program, and the objectives and principles upon which they are based; and (ii) our 2020 performance, and the resulting decisions of the Compensation and Leadership Development Committee to reflect that performance in setting compensation for our CEO and the other named executive officers.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom our Board has determined are independent within the rules and regulations of the U.S. Securities and Exchange Commission, the meaning of independence under the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. Its responsibilities are described below and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s website at www.pmi.com/who-we-are/corporate-governance/board-committees.

The members of the Committee are: Werner Geissler (Chair), Lisa A. Hook, Lucio A. Noto, and Robert B. Polet. The Committee met five times in 2020. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

Program Design, Philosophy and Objectives

Our compensation and benefits program supports our business and financial objectives. Each component of our program is designed to achieve one or more of the following objectives:

◾	to support our ability to attract, develop and retain world-class leaders in a controversial industry;

◾	to align the interests of executives and shareholders;

◾	to reward performance against pre-established objectives;

◾	to support long-term business growth, superior financial results, sustainability efforts, societal alignment and integrity of conduct;

◾	to promote internal fairness and a disciplined assessment of performance; and

◾	to align executive incentives with our risk management objectives.

These objectives provide the framework for the various components of compensation and benefits to our executives, and take into account the specific nature of our business. Together, these elements form an aggregate package that is intended to be appropriately competitive. The design of the overall package encompasses the following features:

◾	a mix of fixed and “at-risk” compensation: the higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package;

◾	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of both annual and long-term goals and objectives;
◾

a mix of cash and deferred equity compensation that seeks to discourage actions that are solely driven by the Company’s share price at any given time to the detriment of PMI’s long-term strategic goals; and

◾

an optimal balance of equity compensation comprising both performance-based and time-based awards, without using stock options, and with significant share ownership requirements, to align the interests of executives and shareholders, while remaining mindful of the potentially dilutive nature of equity compensation on shareholder value.

In 2015, the Committee substantially revised our executive compensation program. Our shareholders have overwhelmingly supported the new compensation program, with our say-on-pay proposal receiving more than 94% approval since 2016. In 2020, our shareholders approved our say-on-pay proposal by a vote of 94.30%. Our 2017 Performance Incentive Plan was also approved by a vote of 96.18%. Based on this support and its own satisfaction with the current compensation program, the Committee determined not to make any substantial modifications to the program in 2021, other than to more clearly reflect the Company’s commitment to having sustainability at the core of its corporate strategy.

The Committee reviews data from the local market and our Peer Group (see page 42), but does not target total direct compensation at a specific percentile of the market. Instead, the Committee sets total direct compensation at levels that it believes necessary to attract and retain talented executives in a controversial industry, and remain competitive with other consumer product companies.

PMI 2021 Proxy Statement • 31

COMPENSATION DISCUSSION AND ANALYSIS

The three components of total direct compensation are base salary, annual performance-based variable cash awards and variable equity awards. We also provide our executives retirement benefits and limited perquisites.

Our total direct compensation program emphasizes pay-for-performance, and the one component that is fixed for a given year, base salary, constitutes the smallest portion of executive compensation for salary grades 26 and above. See page 33 for the target compensation mix of our NEOs in 2020. The key characteristics and key objectives of each component of our compensation program as it applies to our NEOs are as follows:

Component	Key Characteristics		Key Objective

Base Salary	◾	Fixed component of compensation reflecting the scope of the executive’s role, performance and market pay practices.	◾	Intended to provide sufficient competitive base pay to attract, develop and retain world-class leaders.

Incentive Compensation (IC) Awards	◾	Annual performance-based variable cash award for meeting or exceeding performance goals pre-established by the Committee.	◾	Intended to motivate executives to meet or exceed our performance goals and strategic objectives in a given fiscal year.
◾

The Company’s incentive compensation business rating is determined by a fixed formula that measures the Company’s results against performance targets pre-established and pre-weighted by the Committee (see pages 35-37). The final award is determined by multiplying the executive’s base salary by the IC performance rating and by the executive’s IC target and individual performance rating.

Equity Awards	◾	Long-term variable equity awards contribute to all six of the Committee’s program design objectives described on page 31, while minimizing share dilution and protecting against excessive risk taking.	◾	Intended to motivate our executives to produce results that enhance sustainable shareholder value and strengthen the Company over the long term.
◾

Amount of each award is determined by multiplying the executive’s base salary by the target percentage for that salary grade, and then by the executive’s individual performance rating for the most recently completed year, plus or minus ten percentage points.

–  60% of the February 2021 award was in the form of PSUs that vest at the end of the 2021-2023 performance cycle in amounts that depend on the degree to which pre-established and pre-weighted performance goals are achieved or exceeded (see pages 37-39).

–  40% of the February 2021 award was in the form of RSUs that vest at the end of the three-year cycle (assuming continued employment).

32 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Mix

Other than the CEO, all of our NEOs are in salary grades 25 and 26. Our CEO is the only employee in salary grade 28, and no employee is in salary grade 27. The target compensation mix for 2020 and for 2021 is shown in the following chart:

Grade 28 11% 22% 67% Grade 26 20% 25% 55% Grade 25 27% 27% 46% Base Salary Annual Incentive Compensation Equity Awards

In February 2021, the Committee granted PSUs for the 2021-2023 performance cycle and RSUs. It also established performance targets for the 2021 annual incentive compensation awards that are payable in February 2022. Award targets as a percentage of base salary for our named executive officers are as follows:

	2021 Cash Incentive Target as % of Base Salary(1)	2021-2023 PSUs Target as % of Base Salary (60% of total Equity Award)(2)	2021 RSUs Target as % of Base Salary (40% of total Equity Award)(3)

André Calantzopoulos (CEO/ Executive Chairman)*	200% / 0%	360%	240%

Jacek Olczak (COO / CEO)*	125% / 200%	165%	110%

Emmanuel Babeau	125%	165%	110%

Martin G. King	100%	105%	70%

Frederic de Wilde	100%	105%	70%

Stefano Volpetti	100%	105%	70%

(1)	Possible award range is between 0% and 225% of target; for Messrs. Calantzopoulos and Olczak, pro-rated to reflect the different positions during the year.

(2)	Possible award grant range is between 0% and 150% of target; between 0% and 200% of PSUs granted may vest, depending on performance versus criteria established at the time of grant.

(3)	Possible award grant range is between 0% and 150% of target.

*

We discuss compensation decisions reflecting the change in roles of Messrs. Calantzopoulos and Olczak on page 40. In addition to pro-rated 2021 annual incentive compensation, their PSUs granted for the 2022-2024 performance cycle and 2022 RSUs, both based on 2021 individual performance, will be pro-rated to reflect different positions held during the year. Mr. Calantzopoulos’s 2022-2024 PSUs targets will be 360% for CEO role and 180% for Executive Chairman role, and 2022 RSUs targets will be 240% for CEO role and 120% for Executive Chairman role. Mr. Olczak’s 2022-2024 PSUs targets will be 165% for COO role, and 360% for CEO role, and 2022 RSUs targets will be 110% for COO role and 240% for CEO role.

PMI 2021 Proxy Statement • 33

COMPENSATION DISCUSSION AND ANALYSIS

Use of Equity Awards Versus Stock Options: Equity awards are made in the form of RSUs and PSUs, rather than stock options, because these forms of awards:

◾	establish a relationship between our cost and the value ultimately delivered to our executives that is more direct and more visible than is the case with stock options; and

◾	require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate in 2020 of 0.13% (the sum of all stock awards to members of the Board of Directors and RSUs granted during the period, plus the number of all PSUs vested during the period, divided by the weighted average number of shares outstanding during the period), and a total 2020 year-end overhang of 0.36% (number of unvested RSUs plus unvested PSUs at target as a percentage of all shares outstanding at year-end).

Our run rate and overhang each compares favorably to those of our Peer Group.

34 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 Company Performance and Targets

The Committee determined the 2020 cash incentive award performance rating based on 2020 results versus performance metrics pre-established by the Committee prior to the onset of the pandemic, as defined on pages 36-37. However, as explained on page 7, the pandemic rendered several of our 2020 targets unachievable.

2020 Results: We missed our organic growth targets for adjusted OI and net revenues, and fell short of our target for the shipment volume of RRPs and other non-combustible products. However, the share of Top 30 OI markets exceeded our target, registering growth in the EU, Russia and Japan. In addition, the currency-neutral growth of our operating cash flow was above our target on a like-for-like basis.

Share of Top 30 OI Markets: We registered a growing or stable market share in 17 of our Top 30 OI markets, above our target of 16 markets. Importantly, our total market share in the EU, Russia and Japan grew by 0.1, 2.2, and 2.6 percentage points, respectively, from 2019.

RRP and other Non-Combustible Products Shipment Volume: Shipments of 76.1 billion units grew by 27.6% but failed to reach our ambitious target of 80.9 billion units, that was set before the impact of the pandemic was understood.

Net Revenues*: Net revenues of $28.7 billion reflect a decline of 1.6% compared to 2019, on an organic basis, below our target of 4.8%.

Adjusted OI*: Adjusted OI of $11.7 billion grew by 4.6% on an organic basis, below our target of 9.7%.

Operating Cash Flow*: Operating cash flow of $9.8 billion increased by 3.5%, on a currency-neutral, like-for-like basis, above our target of 3.4%.

The Committee also rated our performance on the following six key strategic priorities and four enablers that the Committee pre-set in February 2020, based on a ratings range of 0-70 if they were missed, 80-120 if they were mostly or all accomplished, and 130-150 if the majority or all of them were exceeded:

Strategic Priorities:

◾	Grow current RRP platforms to scale by building a superior portfolio across segments, IQOS brand equity, a quality consumer experience across digital and physical touchpoints at scale, and geographic expansion;

◾	Maintain leadership in our conventional business through continued brand development and selective innovation;

◾

Develop our long-term product and ecosystem portfolio for future growth and drive material and measurable progress in priority sustainability corridors, ensuring transparent and clear sustainability reporting and disclosure**;

◾	Build global societal support for RRPs through advocacy and obtain regulatory and fiscal measures that allow adult smokers to learn about, and convert to, our RRPs faster;

◾	Achieve cost and cash leadership by improving productivity to reinvest in RRP expansion; and

◾	Deliver launch and service agility.

Strategic Enablers:

◾	Consumer centricity: roll out a consumer-centric organization, consumer journey framework, measurement of consumer satisfaction and rapid feedback loops into product and service development;

◾	Digitalized business model: roll out a digital platform across markets to rapidly scale awareness, engagement, conversion and customer care;

◾

People, culture, ways of working and organization: evolve the organization and ways of working to attract, retain, manage and reward top talent, and increase agility by adopting a project-based organization, agile working methods and zero-based organization principles; and

◾	Real-time communication: develop a real-time communication engine to engage with adult consumers, key opinion leaders and regulators to shape the dialogue in real time.

As a result of this evaluation, the Committee concluded that the Company had exceeded the majority of its strategic objectives despite the headwinds faced by the Company due to the global COVID-19 pandemic. In light of the foregoing, the Committee assigned a strategic priorities and enablers rating of 130.

*	For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

**

The term “materiality,” “material,” and similar terms, when used in the context of economic, environmental and social topics, are defined in the referenced sustainability standards, and are not meant to correspond to the concept of materiality under the U.S. securities laws and/or disclosures required by the U.S. Securities and Exchange Commission.

PMI 2021 Proxy Statement • 35

COMPENSATION DISCUSSION AND ANALYSIS

IC Performance Rating: The Committee employed the following pre-established matrix that assigned a rating of 100 correlating to attaining the targeted performance. Ratings for each factor can range from 0 to 150. The percentages indicated for net revenues, adjusted OI, and operating cash flow represent growth versus 2019 results. Actual results are shown in the blue boxes.

				2020 IC Performance Versus Target
									Target

Rating:	0 . . .	30	40	50	60	70	73	90	100	101	105	110	120	130	140	150

Growth Measure(a)

Market Share (Top 30 OI(b) Markets)	<7	7	8	9	10	11	11	14	16	16	17	18	20	22	24	25

RRP and other non-combustible product shipment volume	<70.8	70.8	71.5	72.2	73.9	75.5	76.1	78.9	80.9	81.1	81.7	82.5	83.6	84.8	87.9	91.0

Net Revenues(c)	<2.1%	2.1%	2.3%	2.4%	2.9%	3.3%	3.4%	4.1%	4.8%	4.9%	5.1%	5.4%	5.8%	6.3%	6.9%	7.6%

Adjusted OI(c)	<5.2%	5.2%	5.5%	5.8%	6.4%	7.0%	7.2%	8.3%	9.7%	9.8%	10.3%	10.9%	11.4%	11.9%	13.2%	14.4%

Operating Cash Flow(d)	<(2.6)%	(2.6)%	(2.2)%	(1.8)%	(0.8)%	0.2%	0.5%	2.2%	3.4%	3.5%	3.8%	4.3%	5.0%	5.7%	7.5%	9.4%

Strategic Priorities and Enablers	< Key initiatives missed > 0 - 70						< Mostly/all accomplished > 80 - 120							< Majority/all exceeded > 130 - 150

(a)	For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

(b)	Number of Top 30 OI markets (reflecting the deconsolidation of RBH) in which total share of the heated tobacco units and cigarettes was growing or stable.

(c)	Organic growth.

(d)	Net cash provided by operating activities, excluding currency, on a like-for-like basis.

At the Committee meeting in the spring of 2020, it became clear that the impact of the pandemic would be significant. However, the Committee decided not to reset the targets that had been set prior to the onset of the pandemic but instead used its discretion to assign the rating based on the evaluation of the Company’s overall performance in light of the impact of the pandemic on the Company’s business. Our performance rating for each factor was weighted in accordance with the pre-established formula shown below to produce an overall IC performance rating of 70; however, given the progress delivered under a unique set of circumstances beyond our control due to the global COVID-19 pandemic, the Committee approved a rating of 90. As explained on page 43, this rating applies to our management employees worldwide.

2020 IC Performance Rating
Measure	Performance Rating	Weight	Weighted Performance Rating

Market Share (Top 30 OI Markets)	105	15%	15.8

RRP and other non-combustible products shipment volume	73	20%	14.6

Net Revenues	0	15%	0

Adjusted OI	0	15%	0

Operating Cash Flow	101	20%	20.2

Strategic Priorities and Enablers	130	15%	19.5

			70.1

36 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee approved an IC performance rating for 2020 of: 2020 vs. 2019 vs. 2018 90 135 80

In addition to certifying the IC performance rating, the Committee rated each executive officer’s individual performance during 2020. Individual ratings can range from 0% to 150%. To assure a disciplined, fair and equitable assessment, individual performance ratings were calibrated to reflect each executive’s contribution to the overall results of the Company. Application of the following formula then determined the cash incentive award for each named executive officer in 2020.

Incentive Compensation Award Formula

IC Award	=	Base Salary	X	Individual Target % (varies by grade)	X	IC Performance Rating (0%-150%)	X	Individual Rating (0%-150%)

2021 Incentive Compensation (IC) Awards: For 2021, the Committee retained the performance metrics used in 2020. The Committee also set performance targets for those metrics. Each of the 2021 financial performance targets reflects the Company’s 2021 budget approved by the Board, with a performance factor of 100 equating to achieving budgeted results. To measure the Company’s performance, the Committee also established six key strategic priorities and four strategic enablers, which are underpinned by the Company’s commitment to put sustainability at the core of the Company’s corporate strategy. The full range of potential results is reflected in a pre-established matrix that will generate an overall IC performance rating for 2021. In addition to pre-establishing a formula for grading our results against the performance factors, the Committee pre-established the weights for each factor.

Long-Term Equity Awards: The Committee establishes the equity award target opportunity for our CEO and each other NEO based on Company targets by salary grade, which are unchanged from the levels established in 2014, and the individual’s performance rating for this award. The Committee grants the individual 60% of the award opportunity in the form of performance-based PSUs and 40% in the form of time-based RSUs.

Equity Award Grant Formula

Equity Award Target Opportunity (60% PSU & 40% RSU)	=	Base Salary	X	Individual Target % (varies by grade)	X	Individual Rating (0%-150%)

PSU Performance Metrics: In February 2018, the Committee established three metrics for determining the number of PSUs that would vest at the end of the 2018-2020 performance cycle. The first measure, weighted 50%, was the Company’s Total Shareholder Return during the three-year cycle relative to the Peer Group and on an absolute basis. The second measure, weighted 30%, was the Company’s organic compound annual adjusted operating income growth rate over the cycle, excluding acquisitions. The final measure, weighted 20%, was the Company’s performance against its transformation metric, defined as RRP shipment volume target during the last year of the performance cycle.

The aggregate of the weighted performance metrics for the three metrics determined the percentage of PSUs that vested at the end of the three-year performance cycle. Each vested PSU entitles the participant to one share of common stock. An aggregate weighted PSU performance factor of 100 would result in the targeted number of PSUs being vested. The minimum percentage of PSUs that could vest was zero, while the maximum was twice the targeted number.

PMI 2021 Proxy Statement • 37

COMPENSATION DISCUSSION AND ANALYSIS

TSR Performance Metric. The TSR performance metric, which determined 50% of the PSU performance factor, was calculated based on the Company’s three-year rolling TSR versus the Company’s Peer Group (see page 42). To adjust for market volatility, the TSR calculations are based on the average of the 20 trading days immediately before the start of the performance cycle and the last 20 trading days of the performance cycle. To reflect that several members of the Peer Group are primarily listed on foreign stock exchanges and report their financial results in different currencies, the Company measures the TSRs for those companies by using the price performance of their publicly traded American Depository Receipts (“U.S. ADRs”). The use of U.S. ADRs avoids the need to adjust the TSRs of non-U.S. Peers to reflect currency changes, and increases transparency by enabling shareholders to directly observe such TSRs. In addition to evaluating our relative TSR, if the Company’s absolute TSR for a performance cycle is zero or less, the Committee will cap the TSR performance metric at target or less. This approach would limit rewards for a performance cycle in which we performed in line with, or better than, the Peer Group, but shareholders did not realize a positive return. The TSR performance factor for the 2018-2020 performance cycle was calculated relative to the Peer Group in accordance with the following schedule:

	PMI TSR as a Percentile of Peer Group
	Result	Performance Factor	Actual	Rating
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%	35th percentile	70%
Target	50th percentile	100%
Maximum	85th percentile and above	200%

Adjusted Operating Income Organic Growth Performance Metric. The adjusted operating income organic growth performance metric for the 2018-2020 performance cycle, which determined 30% of the PSU performance factor, was the compound annual organic growth rate of the Company’s adjusted operating income as shown below:

	Three-Year Adjusted OI CAGR*

	Result	Performance Factor	Actual	Rating
Below Threshold	<4%	0%
Threshold	4%	50%	5.2%	67%
Target	7.5%	100%
Maximum	≥11%	200%

*	On an organic basis. For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B of this proxy statement.

Transformation Performance Metric. The transformation performance metric for the 2018-2020 performance cycle, which determined 20% of the PSU performance factor, was defined as RRP unit shipment volume in 2020, as shown below:

	RRP Shipment Volume* (billions of units)

	Result	Performance Factor	Actual	Rating
Below Threshold	<100.0	0%	76.1	0%
Threshold	100.0	50%
Target	130.0	100%
Maximum	≥155.0	200%

*	Includes heated tobacco units and e-vapor products (in equivalent units).

Performance Rating for 2018-2020 PSU Cycle. The overall performance rating for the 2018-2020 PSU award cycle was 55%. When assessing PMI’s 2018-20 PSU performance, the Committee neither modified the set targets on the three metrics, nor adjusted the resulting rating for COVID-19. The Committee determined that making adjustments for only the final year of the three-year performance cycle would be inappropriate.

38 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2021-2023 PSU Performance Cycle. In order to more closely align the performance metrics with the Company’s transformation goals, the Committee established the following performance metrics at what it believes are appropriately ambitious levels that reflect the Board-approved three-year plan. It retained the TSR performance metric defined in the same way as shown on the previous page for the 2018-2020 PSU Performance Cycle, except that the maximum performance factor of 200% would be achieved at the 80th percentile relative to the Peer Group. The second metric is the Company’s organic compound annual adjusted diluted EPS growth rate over the 2021-2023 PSU Performance Cycle, with 0% for growth below 5%, 50% for growth at the threshold level of 5%, 100% for growth at the target level of 8%, and 200% for growth at or above 10.5%. The final metric is the Company’s transformation performance metric, defined as net revenues from our smoke-free products as a percentage of the Company’s total net revenues, in the last year of the performance cycle, with performance factors of 0% for a ratio below 31%, 50% for a ratio at the threshold level of 31%, 100% for a ratio at the target level of 37%, and 200% for a ratio at or above 42%.

The Committee weighted the 2021-2023 performance metrics as follows: TSR, 40%; Organic Adjusted Compound Annual Diluted EPS Growth, 30%; and Transformation, 30%. The Committee measures performance on these metrics consistent with the way the Company communicates its results, which may include adjustments.

The Committee preserved its discretion to use the following modifiers in its certification of the transformation performance metric:

◾

The quality of the net revenue achievement, namely, the heated tobacco products excise tax differential compared to cigarettes as well as the conversion rate to PMI’s RRPs (converted and predominant usage); and

◾

ESG criteria achievement, namely, our targets for carbon footprint reduction, maintaining our current CDP A rating (climate change, forest, and water), RRP device recycling, and representation of women in senior roles.

The quality of the net revenue achievement modifier may have a positive or negative 15-percentage-point impact, and the ESG criteria achievement modifier may have a positive or negative 30-percentage-point impact, on the transformation metric. The Company intends to publish the information that underpins these modifiers in its Integrated Report pertaining to the Company’s sustainability initiatives.

PSU Vesting Mechanics. At the end of the three-year performance cycle, the Company’s performance factor for each of the three metrics will be calculated and then weighted, resulting in an overall PSU performance factor from 0% to 200%. This percentage will be applied to the executive’s target PSU award to determine the number of shares of common stock to be issued to the executive.

The Committee may adjust the PSU performance metrics if appropriate to reflect significant unplanned acquisitions or dispositions.

PMI 2021 Proxy Statement • 39

COMPENSATION DISCUSSION AND ANALYSIS

2020 Individual Performance and Compensation Decisions

The awards granted for 2020 for each named executive officer reflect our 2020 performance described on pages 35-37, and their individual performance for 2020.

André Calantzopoulos, Chief Executive Officer: Mr. Calantzopoulos received an annual incentive compensation award of CHF 2,967,320, or $3,289,156, based on the conversion rate on the date of the award. Mr. Calantzopoulos’s equity award was split into 56,130 RSUs and 84,200 PSUs.

Mr. Calantzopoulos’s incentive compensation and equity awards reflect the Committee’s view that under his leadership, the Company achieved robust performance despite the pandemic, increasing complexity in the regulatory environment and intensifying competition. The Company also made excellent progress on its strategic initiatives as described on page 35. Notably, in April 2020, the FDA determined that the available scientific evidence demonstrates that the issuance of an exposure modification order would be appropriate for the promotion of public health, and authorized the marketing of a version of our Platform 1 product, namely, the IQOS 2.4 and related consumables, as a modified risk tobacco product. The Committee also recognized that in December 2020, the FDA determined that the IQOS 3 device is appropriate for the protection of public health, and authorized it for sale in the United States.

Mr. Calantzopoulos’s equity award reflects the fact that the Company achieved crucial milestones towards delivering a smoke-free future on many fronts: product development, commercialization, geographic expansion of our Platform 1 product, scientific substantiation, third-party engagement, as well as the regulatory and fiscal environment. Mr. Calantzopoulos’s equity award also reflects his decisive leadership during the pandemic in the Company’s external and internal transformation towards a future built on smoke-free products.

On May 5, 2021, Mr. Calantzopoulos will step down from the role of Chief Executive Officer. He will be succeeded by our current Chief Operating Officer, Jacek Olczak. Mr. Calantzopoulos will continue to be employed by the Company as the Executive Chairman of the Board. The Committee approved the following changes to the compensation of Mr. Calantzopoulos, effective May 5, 2021:

Recognizing the fact that, while he will fully assist in the management transition, Mr. Calantzopoulos will no longer have management responsibility of the Company, he will be removed from the Company’s salary grade structure, and his base salary will be reduced from CHF 1,570,010 (approximately $1,746,306) to CHF 1,000,000 (approximately $1,112,290).1 He will no longer be eligible for annual incentive compensation awards. Reflecting his role in assisting the Chief Executive Officer in long-term strategy, Mr. Calantzopoulos will remain eligible for equity compensation awards with a target of 300% of his new base salary (40% in the form of RSUs and 60% in the form of PSUs), compared to his current target of 600%. His stock ownership requirement will be maintained at 10 times his base salary. Mr. Calantzopoulos’s compensation for 2021 will be pro-rated to reflect the different positions held by him during the year.

Other Named Executive Officers:

Jacek Olczak: Mr. Olczak served as our Chief Operating Officer in 2020. His incentive compensation and equity awards reflect his leading role in the Company’s transformation. He has demonstrated a strong commitment to consumer centricity, digitalized consumer engagement, and manufacturing optimization, while remaining focused on the growth of our cigarette brand portfolio and the seamless deployment of our Platform 1 product in 64 markets worldwide, with excellent results in the EU, Russia and Japan. Mr. Olczak’s awards also reflect his leadership in achieving business continuity in the face of the pandemic. In connection with the appointment of Mr. Olczak as the Company’s Chief Executive Officer, effective May 5, 2021, the Committee approved the following changes in Mr. Olczak’s compensation:

Mr. Olczak will be promoted to salary grade 28. His base salary will be increased to CHF 1,350,000 (approximately $1,501,592).1 Mr. Olczak’s annual incentive compensation award target will be at 200% of his new base salary. His equity award target will be at 600% of his new base salary (40% in the form of RSUs and 60% in the form of PSUs). Mr. Olczak’s stock ownership requirement will increase from 5 to 10 times his base salary. His compensation for 2021 will be pro-rated to reflect the different positions held by him during the year.

Emmanuel Babeau: Mr. Babeau has served as our Chief Financial Officer since May 1, 2020. His incentive compensation and equity awards recognize Mr. Babeau’s ability to quickly grasp all aspects of his role, his leadership and contributions to the management of our balance sheet, and the continued focus on process change optimization in the context of our RRP business transformation, as well as effective productivity and

[1]	Using the conversion rate on February 3, 2021 of CHF 1.00 = $1.11229.

40 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

cost-savings initiatives across the organization. He assured timely and transparent communication of our strategies and results to the investment community, and played an important role in the implementation of numerous cross-functional strategic initiatives. Mr. Babeau is also responsible for the management of our sustainability efforts.

Martin G. King: Mr. King served as our Chief Financial Officer from January 2018 until April 30, 2020, and assumed the role of CEO, PMI America thereafter. Mr. King’s incentive compensation and equity awards reflect Mr. King’s contributions to the management of our balance sheet and focus on productivity and cost-savings initiatives across the organization in his role as CFO, which ended in April 2020. As CEO, PMI America, Mr. King ensured coordination of our international services based in the U.S., including our relationship with Altria Group, Inc., whose subsidiary is commercializing versions of our Platform 1 products in the U.S. under a license from us.

Frederic de Wilde: Mr. de Wilde served as our President, EU Region in 2020. His incentive compensation and his equity awards reflect the excellent results achieved in commercializing our Platform 1 products in the EU in 2020. This commercialization of our Platform 1 products in turn: (i) drove net revenue and adjusted operating income growth in the Region; (ii) solidified the resilience of our EU business during the pandemic; and (iii) was responsible for the numerous advances on the regulatory and fiscal fronts relating to smoke-free products in the EU. In addition, under Mr. de Wilde’s leadership, our e-vapor product, IQOS VEEV, was launched in the Czech Republic in 2020.

Stefano Volpetti: Mr. Volpetti served as our Chief Consumer Officer in 2020. Mr. Volpetti’s incentive compensation and equity awards reflect Mr. Volpetti’s contributions in growing our existing RRP products and preparing the introduction of IQOS ILUMA, the next generation of our Platform 1 product, featuring a new internal heating induction technology. Under his leadership, we were able to further our strategic initiatives around consumer centricity by employing an omni-channel approach with new e-commerce experiences, and increased scale and efficiency by accelerating our shift to digital adult consumer engagement.

Marc S. Firestone: During 2020, Mr. Firestone retired from service as President, External Affairs and General Counsel. The terms of his separation agreement are set forth on page 62. Pursuant to this agreement, Mr. Firestone’s incentive compensation award was pro-rated through his early retirement date. This award recognizes his contributions to the Company’s results and leadership of our External Affairs Department, which included our legal function, until June 30, 2020.

Miroslaw Zielinski: During 2020, Mr. Zielinski retired as Chief New Ventures Officer. The terms of his separation agreement are set forth on page 61.

PMI 2021 Proxy Statement • 41

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Policies and Processes

Peer Group: The Committee uses a single customized peer group both to benchmark its compensation programs and to compare its TSR when calculating the Company’s PSU performance factor. The following 19 companies, selected in 2015 on the basis of their global presence, focus on consumer products, and similarity to the Company in terms of net revenues and market capitalization, constitute our Peer Group:

◾ Altria Group, Inc.	◾ Kimberly-Clark Corporation
◾ Anheuser-Busch InBev SA/NV	◾ The Kraft Heinz Company
◾ British American Tobacco p.l.c.	◾ McDonald’s Corp.
◾ The Coca-Cola Company	◾ Mondelēz International, Inc.
◾ Colgate-Palmolive Co.	◾ Nestlé S.A.
◾ Diageo plc	◾ PepsiCo, Inc.
◾ Heineken N.V.	◾ The Procter & Gamble Company
◾ Imperial Brands PLC	◾ Roche Holding AG
◾ Japan Tobacco Inc.	◾ Unilever NV and PLC
◾ Johnson & Johnson

42 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Program: Several elements of our compensation program protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, we do not have different incentive compensation award programs for particular business units or functions. Our annual incentive compensation and equity awards apply to management employees worldwide, and the award pools for each of those programs are based on company-wide performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same scale within general guidelines set by the Committee. These ratings are based on individual performance criteria so that no particular group of employees will all receive the same rating. Third, both the company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.

Furthermore, with respect to the long-term equity component of our compensation program, RSUs generally vest only after three years from the date of grant, and PSUs generally vest to the extent pre-established targets are achieved over a three-year performance cycle. In addition, our executives are subject to share ownership requirements and comprehensive anti-hedging, anti-pledging and clawback policies described in the following four sections.

Share Ownership Requirements: The Company sets share ownership requirements for executives at levels that are among the highest for publicly owned companies. The required ownership levels are as follows:

NEOs	Multiple of base salary

Salary grade 28	10 times

Salary grade 27	6 times

Salary grade 26	5 times

Salary grade 25	3 times

Unvested PSUs, which comprise 60% of our named executive officers’ equity award, do not count towards the share ownership requirement. Executives are required to meet their ownership levels within five years of joining PMI or within three years of a promotion. As described above, although Mr. Calantzopoulos will be removed from the Company’s salary grade structure as of May 5, 2021, his share ownership requirement will be maintained at 10 times his base salary. The Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2020, all of our named executive officers met or exceeded the applicable requirements.

The Company also imposes share retention requirements on non-employee directors. (See page 27).

Post-Termination Share Holding Period: In addition to these longstanding and rigorous share ownership requirements, the Committee has determined that if any equity award held by an executive officer under the 2017 Performance Incentive Plan vests on an accelerated basis upon such officer’s termination of employment for any reason other than death or disability, the shares acquired must be held for at least one year following such termination.

Anti-Hedging and Anti-Pledging Policies: The Company’s anti-hedging policy prohibits directors, executive officers and other designated employees from purchasing any financial instrument or otherwise engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s shares held by them directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and other transactions with comparable economic consequences. The foregoing does not prohibit trading in broad-based index funds.

Directors, executive officers and designated employees are also prohibited from engaging in short sales related to the Company’s shares.

The Company’s anti-pledging policy prohibits directors and executive officers from pledging the Company’s shares, including holding shares in a margin account.

Clawback Policy Regarding the Adjustment or Recovery of Compensation: Under our Board-approved policy and as set forth in each named executive officer’s equity award agreement, if the Board or an appropriate Committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or Committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement, and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any incentive compensation paid to the executive, causing the partial or full cancellation of equity awards, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or Committee determines to be in the best interests of the Company.

PMI 2021 Proxy Statement • 43

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Committee in Executive Compensation: The role of the Committee is to discharge the Board’s responsibilities relating to executive compensation matters. In this regard, the Committee is responsible for the development and administration of our executive compensation and benefits program, in furtherance of which the Committee has the authority and responsibility to:

◾

review and approve corporate goals and objectives relevant to the compensation of the CEO and Executive Chairman, to evaluate the performance of the CEO and Executive Chairman in light of these goals and objectives, and determine and approve the compensation of the CEO and Executive Chairman based on this evaluation;

◾

set senior executive compensation and make recommendations to the Board with respect to incentive compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;

◾	review and approve compensation of all executive officers;

◾	oversee the management of risks related to compensation design and payout;

◾	monitor compliance by executives with the Company’s share ownership requirements; and

◾	review and assist the Board with the development of executive succession plans.

In fulfilling these duties, the Committee is supported by our Global Head of People & Culture and his department, the Committee’s executive compensation consultant and other outside legal, financial and compensation counsel, where appropriate.

Role of the CEO in Executive Compensation: Our CEO makes recommendations to the Committee with respect to the compensation of executive officers other than himself. The Committee reviews and discusses the compensation of these officers with the CEO, and the Committee makes the final compensation decisions with respect to these executive officers. The CEO makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Committee meetings when any element of his compensation is discussed.

Role of Compensation Consultants: During 2020, the Committee retained the services of Frederic W. Cook & Co., an independent compensation consulting firm (“Cook”), to advise the Committee with respect to the compensation of the CEO and other executives. In addition, Cook provided the Committee with input into the design of our compensation and benefit programs and evolving regulatory and executive compensation market trends.

Consistent with the requirements of its charter to assess the independence of the compensation consultant, the Committee has reviewed and considered:

◾	the services the senior advisor of the Cook consulting team performed for the Committee during 2020;

◾	the fees paid by the Company as a percentage of Cook’s total revenue;

◾	the senior advisor’s ownership of the Company’s stock (he has no such ownership);

◾	the conflicts of interest policies and procedures of Cook;

◾	the relationships among PMI, its executive officers and the Committee members, and Cook; and

◾	the quality and objectivity of the services provided to the Committee.

Other than obtaining advice on executive and director compensation, the Company has no relationship with the senior advisor from Cook or his firm, and the Committee regards them as independent.

Compensation and Leadership Development Committee Interlocks and Insider Participation: No member of the Committee at any time during 2020 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

44 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 31 through 62 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Leadership Development Committee:

Werner Geissler, Chair

Lisa A. Hook

Lucio A. Noto

Robert B. Polet

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PMI 2021 Proxy Statement • 45

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our named executive officers: the Chief Executive Officer, the Chief Financial Officer, the former Chief Financial Officer serving now as CEO, PMI America, the three most highly compensated officers serving as executive officers on December 31, 2020, and two additional officers who were among the most highly compensated officers during 2020, but who retired before December 31, 2020. These amounts are based on the compensation earned by these officers while employed by PMI for each year. The compensation for Messrs. Babeau, de Wilde, and Volpetti for 2019 and 2018 is not shown because they were not named executive officers for those years.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
André Calantzopoulos, Chief Executive Officer	2020	1,665,141		12,024,210	3,367,745	4,857,081	22,621	21,936,798
	2019	1,525,542		9,752,500	5,491,500	5,303,609	51,909	22,125,060
	2018	1,549,551		11,704,916	2,336,771	285,598	57,399	15,934,235
Jacek Olczak, Chief Operating Officer	2020	1,281,619		4,371,767	1,838,611	3,456,211	14,341	10,962,549
	2019	1,168,771		3,156,689	2,617,361	5,097,025	15,558	12,055,404
	2018	1,047,291		3,453,956	1,036,385	515,035	17,643	6,070,310
Emmanuel Babeau, Chief Financial Officer	2020	852,155		8,814,207	1,129,213	1,015,118	69,748	11,880,441

Martin G. King, CEO, PMI America	2020	903,481		1,489,468	776,813	2,944,363	164,730	6,278,855
	2019	853,388		1,362,354	1,120,587	3,086,363	191,964	6,614,656
	2018	866,819		1,907,983	583,824	306,511	196,074	3,861,211
Frederic de Wilde, President, European Union Region	2020	903,477		2,216,885	992,600	2,479,770	27,511	6,620,243

Stefano Volpetti, Chief Consumer Officer(6)	2020	958,843	213,038	2,003,297	1,057,201	2,233,857	24,002	6,490,238

Marc S. Firestone, Retired President, External Affairs & General Counsel	2020	907,663		3,269,897	1,093,985	15,635,079	2,854,116	23,760,740
	2019	1,027,386		3,013,478	1,957,802	1,339,733	29,534	7,367,933
	2018	1,043,393		3,617,432	1,088,204	454,061	29,412	6,232,502
Miroslaw Zielinski, Retired Chief New Ventures Officer	2020	506,133		2,891,251	-	-	3,743,896	7,141,280
	2019	954,007		2,260,309	1,731,403	3,156,660	17,800	8,120,179
	2018	969,022		3,351,990	816,155	194,717	5,879	5,337,763

(1)

The 2020 base salaries are converted to U.S. dollars using an average conversion rate for 2020 of $1.00 = 0.9388 CHF. Average conversion rates for 2019 and 2018 were $1.00 = 0.9939 CHF and 0.9785 CHF, respectively. Year-to-year variations in the salaries and other amounts reported for our officers result in part from year-to-year variations in exchange rates. For Messrs. Firestone and Zielinski, the salary reflects amounts paid through their early retirement on October 31, 2020 and June 30, 2020, respectively. For Mr. Babeau, the salary reflects the amounts paid from the commencement of his employment on May 1, 2020.

(2)

The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2020, together with the grant date fair values of each award, is disclosed in the Grants of Plan-Based Awards During 2020 table on page 50.

(Notes continued on next page)

46 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(Notes continued...)

The assumptions used in the calculation of the grant date fair value of PSUs awarded in 2020 under the 2017 Performance Incentive Plan are described in Item 8, Note 9. Stock Plans, to the consolidated financial statements contained in our 2020 Form 10-K. The table below provides the grant date fair value of PSUs awarded in 2020 that are subject to maximum performance conditions for each of our NEOs, assuming the maximum level performance is achieved.

Name	2020 PSUs Maximum Value at 200% ($)

André Calantzopoulos	14,732,713

Jacek Olczak	5,355,688

Emmanuel Babeau	4,617,929

Martin G. King	1,824,224

Frederic de Wilde	2,400,006

Stefano Volpetti	2,454,843

Marc S. Firestone	4,006,713

Miroslaw Zielinski	3,542,431

(3)

The 2020, 2019 and 2018 annual incentive compensation awards are converted to U.S. dollars using year-end conversion rates of $1.00 = 0.8811 CHF, 0.9671 CHF and 0.9842 CHF, respectively. Mr. Babeau’s award is pro-rated as of his hiring date of May 1, 2020, and Mr. Firestone’s award is pro-rated through his early retirement date of October 31, 2020. Mr. Zielinski did not receive an annual award due to his early retirement on June 30, 2020; however, a pro-rated award was paid as part of his severance and is included in the All Other Compensation table.

(4)

The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table. The increases in present pension value in 2020 were mainly driven by the mandated use of lower interest rates to discount projected future benefits and the impact of exchange rates between USD and CHF. Such increases would reverse in the event higher interest rates are used in future periods. In addition, the increase in the present value of pension benefits for Mr. Firestone is attributable to his purchase of additional service credit of 20.5 years in the amount of $4,553,631 funded fully by him with no Company contribution; as described on page 55, the Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service. This voluntary contribution, coupled with additional benefits provided at retirement pursuant to the Swiss plan rules, has increased future benefit obligations to Mr. Firestone under the Swiss plan. Excluding the impact of this voluntary contribution, Mr. Firestone’s 2020 change in pension value would have been $1,328,475 and his total compensation would have been $9,454,136. The amount for Mr. Zielinski is shown as $0 due to a decrease in the present value of his pension benefits at December 31, 2020, resulting from the lump sum payments from the IC Pension Plan and the Supplemental Plan at retirement. The aggregated amount of decrease is ($305,473).

(5)	Details of All Other Compensation for each of the named executive officers appear on the following page.

(6)

Mr. Volpetti, who was hired in 2019, received the third and fourth installments of his cash sign-on bonus during 2020. The amounts are converted to U.S. dollars using average conversion rate for 2020 of $1.00 = 0.9388 CHF.

PMI 2021 Proxy Statement • 47

COMPENSATION DISCUSSION AND ANALYSIS

All Other Compensation

Name and Principal Position	Year	International Assignments(a) ($)	Personal Use of Company Aircraft(b) ($)	Car Expenses(c) ($)	Tax Preparation Services(d) ($)	Early Retirement Payments(e) ($)	Totals ($)
André Calantzopoulos, Chief Executive Officer	2020	-	-	21,023	1,598	-	22,621
	2019	-	30,110	20,290	1,509	-	51,909
	2018	-	36,026	19,840	1,533	-	57,399
Jacek Olczak, Chief Operating Officer	2020	-	-	14,341	-	-	14,341
	2019	-	-	15,558	-	-	15,558
	2018	-	-	17,643	-	-	17,643
Emmanuel Babeau, Chief Financial Officer	2020	50,889	-	18,859	-	-	69,748

Martin G. King, CEO, PMI America	2020	129,561	-	24,783	10,386	-	164,730
	2019	159,328	-	18,550	14,086	-	191,964
	2018	169,667	-	26,407	-	-	196,074
Frederic de Wilde, President, European Union Region	2020	-	-	25,913	1,598	-	27,511

Stefano Volpetti, Chief Consumer Officer	2020	-	-	22,404	1,598	-	24,002

Marc S. Firestone, Retired President, External Affairs & General Counsel	2020	-	-	12,205	10,386	2,831,525	2,854,116
	2019	-	-	19,724	9,810	-	29,534
	2018	-	-	17,830	11,582	-	29,412

Miroslaw Zielinski, Retired Chief New Ventures Officer	2020	-	-	8,743	3,728	3,731,425	3,743,896
	2019	-	-	14,279	3,521	-	17,800
	2018	-	-	1,967	3,912	-	5,879

(a)

The amounts shown for Mr. King include payments or reimbursements made pursuant to PMI’s Long-Term Assignment Guidelines, which are designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the Long-Term Assignment Guidelines ensure that employees have the necessary financial support to help meet cost differences associated with these assignments. The Long-Term Assignment Guidelines cover housing, home leave, relocation, education expenses and tax and social security equalization, as well as other program allowances. Currently, there are approximately 540 participants in the program. The amounts shown for Mr. Babeau include payments and reimbursements made pursuant to PMI’s New Hire from Abroad Guidelines, which are designed to facilitate the relocation of our new hires, when they are hired from a different country than their work location.

(b)

The amounts shown are the incremental cost of personal use of Company aircraft to PMI, and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Mr. Calantzopoulos is responsible for his own taxes on any imputed taxable income resulting from personal use of Company aircraft.

(c)

Amounts shown for Mr. Calantzopoulos include the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. With respect to Messrs. Calantzopoulos, Olczak, Babeau, King, de Wilde, Volpetti, Firestone, and Zielinski, amounts include the cost, amortized over a six-year period, of a vehicle, including insurance, maintenance, repairs and taxes. Executives are responsible for their own taxes on any imputed taxable income resulting from car expenses. Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2020 of $1.00 = 0.9388 CHF.

(d)

The tax preparation services are pursuant to PMI policies that apply to all Swiss payroll-based management employees. The amounts shown are converted to U.S. dollars using an average conversion rate for 2020 of $1.00 = 0.9388 CHF.

(e)

The payments in connection with Mr. Firestone’s early retirement include a severance payment of $814,875, a non-compete amount of $1,629,750 (payable on the earlier of 30 days after October 31, 2022 if non-compete obligations are met or death), holiday equivalent payment of $368,414, and tax preparation services related to early retirement. For Mr. Zielinski, the payments include a severance payment of $2,150,879, including an amount in lieu of his pro-rated incentive compensation award for 2020, a non-compete payment of $1,509,921 payable in two equal installments in July 2020 and July 2022 (or upon death, if earlier), in each case, if non-compete obligations are met, a holiday equivalent payment of $65,564 and tax preparation services

(Notes continued on next page)

48 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(Notes continued...)

related to early retirement. The amounts shown are converted to U.S. dollars using an average conversion rate for 2020 of $1.00 = 0.9388 CHF. Any variations in the amounts reported previously result from the impact of the exchange rate between USD and CHF. The early retirement agreements for Messrs. Firestone and Zielinski are described on pages 61-62.

The following are the specific amounts paid by the Company under the International Assignments:

Name and Principal Position	Year	Relocation ($)	Tax and Social Security Equalization(a) ($)	Other Program Allowances(b) ($)	Totals ($)
Emmanuel Babeau, Chief Financial Officer	2020	43,049	-	7,840	50,889

Martin G. King, CEO, PMI America	2020	84,725	40,743	4,093	129,561
	2019	4,322	151,310	3,696	159,328
	2018	154,449	-	15,218	169,667

Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2020 of $1.00 = 0.9388 CHF.

(a)

The tax and social security equalization payments made pursuant to PMI’s Long-Term Assignment Guidelines are to ensure that an assignee’s income tax and social security liability is approximately the same as if he or she had not accepted a long-term international assignment. Payments for tax equalization often occur in years following the actual tax year. The Company has covered the excess taxes and social security on behalf of Mr. King pursuant to our assignment tax principle.

(b)	Other Program Allowances include tax preparation services paid by the Company under the Long-Term Assignment and New Hire from Abroad Guidelines.

PMI 2021 Proxy Statement • 49

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards During 2020

			Estimated Possible Payouts Under Non-Equity Annual Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan(2)
Name and Principal Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards ($)
André Calantzopoulos, Chief Executive Officer	2020		-	3,563,750	8,018,438
	2/6/2020					40,300	80,600	161,200		7,366,356
	2/6/2020								53,730	4,657,854
Jacek Olczak, Chief Operating Officer	2020		-	1,702,417	3,830,438
	2/6/2020					14,650	29,300	58,600		2,677,844
	2/6/2020								19,540	1,693,923
Emmanuel Babeau, Chief Financial Officer	2020		-	1,702,423	3,830,452
	5/1/2020					13,790	27,580	55,160		2,308,965
	5/1/2020								18,390	1,358,985
	5/1/2020								69,640	5,146,257
Martin G. King, CEO, PMI America	2020		-	959,033	2,157,824
	2/6/2020					4,990	9,980	19,960		912,112
	2/6/2020								6,660	577,356
Frederic de Wilde, President, European Union Region	2020		-	959,028	2,157,813
	2/6/2020					6,565	13,130	26,260		1,200,003
	2/6/2020	(3)					5,260			257,477
	2/6/2020								8,760	759,405
Stefano Volpetti, Chief Consumer Officer	2020		-	1,021,454	2,298,272
	2/6/2020					6,715	13,430	26,860		1,227,421
	2/6/2020								8,950	775,876
Marc S. Firestone, Retired President, External Affairs & General Counsel	2020		-	1,447,063	3,255,892
	2/6/2020					10,960	21,920	43,840		2,003,356
	2/6/2020								14,610	1,266,541
Miroslaw Zielinski, Retired Chief New Ventures Officer	2020		-	-	-
	2/6/2020					9,690	19,380	38,760		1,771,216
	2/6/2020								12,920	1,120,035

(1)

The estimated possible payouts are converted to U.S. dollars using conversion rate on December 31, 2020, of $1.00 = 0.8811 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under these plans for 2020 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

On February 6, 2020, each of our named executive officers, except for Mr. Babeau who commenced employment on May 1, 2020, received 60% of his targeted equity award in the form of PSUs. The target number of PSUs awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $86.69. The closing price of PMI stock on that date was $86.18. Mr. Babeau received the PSU award on his hiring date of May 1, 2020. The target number of PSUs awarded was based on the grant date fair market value of $73.898. These equity awards are scheduled to vest on February 15, 2023, to the extent performance goals pre-established and pre-weighted by the Committee are achieved. For the 2020-2022 performance cycle the performance goals are based on TSR, adjusted currency-neutral compound annual diluted EPS growth rate and net revenues from our RRPs. Dividend equivalents will be payable at vesting only on the earned shares.

The numbers in these columns represent the potential number of PSUs that can vest at three different levels of performance. Threshold assumes achievement of a threshold performance level for each of the three pre-established performance goals resulting in the vesting of 50% of the target number of PSUs. The vesting percentage can be zero if none of the threshold levels is achieved.

(3)

On February 6, 2020, Mr. de Wilde received a special PSU award of 5,260 PSUs that was scheduled to vest on February 17, 2021. The vesting percentage for this award could have been either zero or 100%. As the performance conditions were not achieved, the payout for this award was zero.

(Notes continued on next page)

50 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(Notes continued...)

(4)

On February 6, 2020, each of our named executive officers, except for Mr. Babeau who commenced employment on May 1, 2020, received 40% of his targeted equity award in the form of RSUs. The number of RSUs awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $86.69. The closing price of PMI stock on that date was $86.18. Mr. Babeau received the RSUs award on his hiring date of May 1, 2020. The target number of RSUs awarded was based on the grant date fair market value of $73.898. These equity awards are scheduled to vest on February 15, 2023. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.

Mr. Babeau received a hiring RSU award on May 1, 2020 with a grant date fair value of $5,146,257. The number of RSUs awarded was based on the grant date fair market value of $73.898. Half of this award vested on February 17, 2021, and the other half will vest on February 16, 2022. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.

On February 4, 2021, the following named executive officers received equity awards that will vest (subject to the conditions of the awards) on February 21, 2024, as follows: Mr. Calantzopoulos, 56,130 RSUs, 84,200 PSUs; Mr. Olczak, 21,460 RSUs, 32,180 PSUs; Mr. Babeau, 19,670 RSUs, 29,500 PSUs; Mr. King, 7,210 RSUs, 10,820 PSUs; Mr. de Wilde, 9,220 RSUs, 13,820 PSUs; and Mr. Volpetti, 10,240 RSUs, 15,360 PSUs. The amount of these awards was determined based on 2020 individual performance and targeted award levels by salary grade, and then split between PSUs (60%) and RSUs (40%). Mr. de Wilde also received a special RSU award of 4,810 RSUs scheduled to vest on February 16, 2022.

PMI 2021 Proxy Statement • 51

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards as of December 31, 2020

	Stock Awards
			RSUs		PSUs
Name and Principal Position	Stock Award Grant Date(1)		Number of Units that Have not Vested(1)(2) (#)	Market Value of Units that Have not Vested(3) ($)	Number of Unearned Units that Have not Vested(1)(2)(4) (#)	Market or Payout Value of Unearned Units that Have not Vested(3) ($)
André Calantzopoulos, Chief Executive Officer	2/6/2020				80,600	6,672,874
	2/6/2020		53,730	4,448,307
	2/7/2019				73,960	6,123,148
	2/7/2019		49,310	4,082,375
	2/8/2018				66,140	5,475,731
	2/8/2018		44,100	3,651,039
Jacek Olczak, Chief Operating Officer	2/6/2020				29,300	2,425,747
	2/6/2020		19,540	1,617,717
	2/7/2019				23,940	1,981,993
	2/7/2019		15,960	1,321,328
	2/8/2018				19,520	1,616,061
	2/8/2018		13,010	1,077,098
Emmanuel Babeau, Chief Financial Officer	5/1/2020				27,580	2,283,348
	5/1/2020		18,390	1,522,508
	5/1/2020	(5)	69,640	5,765,496
Martin G. King, CEO, PMI America	2/6/2020				9,980	826,244
	2/6/2020		6,660	551,381
	2/7/2019				10,330	855,221
	2/7/2019		6,890	570,423
	2/8/2018				10,780	892,476
	2/8/2018		7,190	595,260
Frederic de Wilde, President, European Union Region	2/6/2020				13,130	1,087,033
	2/6/2020	(6)			5,260	435,475
	2/6/2020		8,760	725,240
	2/7/2019				10,330	855,221
	2/7/2019		6,890	570,423
	2/8/2018				7,500	620,925
	2/8/2018		5,000	413,950
Stefano Volpetti, Chief Consumer Officer	2/6/2020				13,430	1,111,870
	2/6/2020		8,950	740,971
	6/3/2019	(7)	9,310	770,775
Marc S. Firestone, Retired President, External Affairs & General Counsel	2/6/2020				21,920	1,814,757
	2/7/2019				22,850	1,891,752
	2/8/2018				20,440	1,692,228
Miroslaw Zielinski, Retired Chief New Ventures Officer	2/6/2020				19,380	1,604,470
	2/7/2019				17,140	1,419,021
	2/8/2018				18,940	1,568,043

(Notes continued on next page)

52 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(Notes continued...)

(1)

These awards vest according to the following schedule with the exception of hiring grants for Messrs. Babeau and Volpetti, described in footnotes (5) and (7) and PSU grant for Mr. de Wilde described in footnote (6):

Grant Date	Grant Type	Vesting Schedule
5/1/2020	PSU	Award vests between 0-200% on 2/15/2023 upon certification of the achievement of performance goals pre-established by the Committee.

5/1/2020	RSU	100% of award vests on 2/15/2023.

2/6/2020	PSU	Award vests between 0-200% on 2/15/2023 upon certification of the achievement of performance goals pre-established by the Committee.

2/6/2020	RSU	100% of award vests on 2/15/2023.

2/7/2019	PSU	Award vests between 0-200% on 2/16/2022 upon certification of the achievement of performance goals pre-established by the Committee.

2/7/2019	RSU	100% of award vests on 2/16/2022.

2/8/2018	PSU	Award vested at 55% on 2/17/2021 based upon certification of the achievement of performance goals pre-established by the Committee.

2/8/2018	RSU	100% of award vested on 2/17/2021.

Upon normal retirement or upon separation from employment by mutual agreement after reaching age 58, outstanding RSUs will vest immediately, while outstanding PSUs will vest at the end of the relevant three-year performance cycle to the extent performance goals are met. Upon death or disability, all outstanding RSUs will vest and all outstanding PSUs will vest at 100% of target. In all other cases, the extent of vesting or forfeiture will be subject to the Committee’s discretion.

(2)

Dividend equivalents paid in 2020 on outstanding RSUs for each of our named executive officers were as follows: Mr. Calantzopoulos, $694,613; Mr. Olczak, $225,723; Mr. Babeau, $208,354; Mr. King, $100,162; Mr. de Wilde, $97,885; Mr. Volpetti, $77,070; Mr. Firestone, $207,577; and Mr. Zielinski, $129,266. Dividend equivalents paid in 2020 on vested PSUs for our named executive officers were as follows: Mr. Calantzopoulos, $526,244; Mr. Olczak, $162,651; Mr. King, $85,808; Mr. de Wilde, $121,052; Mr. Firestone, $163,404; and Mr. Zielinski, $108,770. Any variations in the amounts reported previously result from the impact of the exchange rate between USD and CHF.

(3)	Based on the closing market price of PMI common stock on December 31, 2020, of $82.79.

(4)

Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% and 200% depending on actual performance during the performance cycle, with the exception of the PSU grant for Mr. de Wilde of 5,260 PSUs, for which the vesting percentage can be either 0% or 100%.

(5)	This was a hiring RSU grant for Mr. Babeau. Half of this award vested on February 17, 2021, and the other half will vest on February 16, 2022.

(6)	Special PSU grant for Mr. de Wilde was scheduled to vest on February 17, 2021. As none of the performance conditions were met, the vesting percentage was zero.

(7)	The hiring RSU grant for Mr. Volpetti scheduled to vest on June 1, 2022.

PMI 2021 Proxy Statement • 53

COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Exercises (1) and Stock Vested During 2020

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

André Calantzopoulos, Chief Executive Officer	79,550		6,954,659

Jacek Olczak, Chief Operating Officer	24,586		2,149,431

Emmanuel Babeau, Chief Financial Officer	-		-

Martin G. King, CEO, PMI America	12,974		1,134,252

Frederic de Wilde, President, European Union Region	19,838		1,734,337

Stefano Volpetti, Chief Consumer Officer	-		-

Marc S. Firestone, Retired President, External Affairs & General Counsel	68,180	(2)	5,226,607

Miroslaw Zielinski, Retired Chief New Ventures Officer	53,418	(3)	4,023,843

(1)	The Company does not issue stock options.

(2)	Includes 43,480 shares that vested as part of early retirement agreement.

(3)	Includes 36,980 shares that vested as part of early retirement agreement.

On February 17, 2021, vesting restrictions lapsed for the following RSUs granted in 2018: Mr. Calantzopoulos, 44,100 shares; Mr. Olczak, 13,010 shares; Mr. King, 7,190 shares; Mr. de Wilde, 5,000 shares; and first installment of 2020 hiring RSU grant for Mr. Babeau, 34,820 shares.

On February 17, 2021, the PSUs granted in 2018 vested at an overall performance factor of 55% (as certified by the Committee) as follows: Mr. Calantzopoulos, 36,377 shares; Mr. Olczak, 10,736 shares; Mr. King, 5,929 shares; Mr. de Wilde, 4,125 shares; Mr. Firestone, 11,242 shares; and Mr. Zielinski, 10,417 shares.

Dividend equivalents paid in 2021 on vested PSUs for each of our named executive officers were as follows: Mr. Calantzopoulos, $503,821; Mr. Olczak, $148,694; Mr. King, $82,117; Mr. de Wilde, $57,131; Mr. Firestone, $155,702; and Mr. Zielinski, $144,275.

54 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of the NEOs’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2020 are reflected in the Change in Pension Value column of the Summary Compensation Table on page 46. Our plans providing pension benefits are described below in the Pension Benefits table, and our defined contribution plans are described in the Non-Qualified Deferred Compensation table on page 59.

Name and Principal Position	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefits(2)(3) ($)	Payments During Last Fiscal Year ($)(4)
André Calantzopoulos, Chief Executive Officer	Pension Fund of Philip Morris in Switzerland	39.00	23,648,644	-
	IC Pension Plan of Philip Morris in Switzerland	15.92	3,887,516	-
	Supplemental Plan of Philip Morris in Switzerland	15.00	11,002,811	-
Jacek Olczak, Chief Operating Officer	Pension Fund of Philip Morris in Switzerland	31.00	15,113,122	-
	IC Pension Plan of Philip Morris in Switzerland	14.92	1,110,072	-
	Supplemental Plan of Philip Morris in Switzerland	12.00	5,966,730	-
Emmanuel Babeau, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	1.75	830,876	-
	IC Pension Plan of Philip Morris in Switzerland	0.00	-	-
	Supplemental Plan of Philip Morris in Switzerland	0.67	184,242	-
Martin G. King, CEO, PMI America	Pension Fund of Philip Morris in Switzerland	15.58	6,925,337	-
	IC Pension Plan of Philip Morris in Switzerland	14.92	1,071,541	-
	Supplemental Plan of Philip Morris in Switzerland	12.00	1,675,492	-
	Retirement Plan for Salaried Employees	14.00	1,149,482	-
	Benefit Equalization Plan (BEP)	14.00	7,482,088	-
Frederic de Wilde, President, European Union Region	Pension Fund of Philip Morris in Switzerland	29.00	13,020,656	-
	IC Pension Plan of Philip Morris in Switzerland	15.92	1,684,584	-
	Supplemental Plan of Philip Morris in Switzerland	12.00	1,662,571	-
Stefano Volpetti, Chief Consumer Officer	Pension Fund of Philip Morris in Switzerland	25.00	12,179,574	-
	IC Pension Plan of Philip Morris in Switzerland	0.92	60,107	-
	Supplemental Plan of Philip Morris in Switzerland	1.58	330,001	-
Marc S. Firestone, Retired President, External Affairs & General Counsel	Pension Fund of Philip Morris in Switzerland	29.08	20,296,551	130,673
	IC Pension Plan of Philip Morris in Switzerland	7.75	538,780	2,678
	Supplemental Plan of Philip Morris in Switzerland	8.58	-	1,635,083
Miroslaw Zielinski, Retired Chief New Ventures Officer	Pension Fund of Philip Morris in Switzerland	34.50	17,551,389	286,006
	IC Pension Plan of Philip Morris in Switzerland	15.42	-	1,223,732
	Supplemental Plan of Philip Morris in Switzerland	14.50	-	4,343,468

(1)

As of December 31, 2020, each named executive officer’s total years of service with PMI or its affiliates were as follows: Mr. Calantzopoulos, 35.92 years; Mr. Olczak, 27.79 years; Mr. Babeau, 0.67 year; Mr. King, 29.58 years; Mr. de Wilde, 28.41 years; Mr. Volpetti, 1.58 years; Mr. Firestone, 8.54 years; and Mr. Zielinski, 28.83 years. The years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive officer’s total service and the credited service shown for each plan result from transfers between entities sponsoring various plans and from voluntary contributions to such plans. Mr. King’s credited service under the U.S. plans reflects his prior service as a U.S. payroll-based employee. While such credited service is now frozen, he continues to earn eligibility and vesting service and increases in his benefit due to increases in his compensation as a result of his continued service with PMI. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Calantzopoulos, Olczak, Babeau, de Wilde, Volpetti, Firestone, and Zielinski have purchased 3.08, 15.67, 1.08, 11.75, 23.42, 20.5, and 13.83 years, respectively, without any Company contribution. Mr. de Wilde’s credited service includes his service at our Belgian affiliate. Mr. Volpetti’s service credit includes 4.25 years transferred from his previous pension plan.

(2)

The amounts shown in this column for pension plans in Switzerland are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) with the exception of Mr. Calantzopoulos, for whom the benefits are presented assuming retirement at age 63, and Messrs. Firestone and Zielinski for whom the actual retirement dates are used, and the following actuarial assumptions: discount rate 0.01%, mortality table LPP 2015 (fully generational) for expected improvements in mortality and interest rate on account balances of 3.2%. Present value amounts in Swiss francs are converted to U.S. dollars using the conversion rate on December 31, 2020, of $1.00 = 0.8811 CHF.

(Notes continued on next page)

PMI 2021 Proxy Statement • 55

COMPENSATION DISCUSSION AND ANALYSIS

(Notes continued...)

The amounts shown in this column for Mr. King’s U.S. pension benefits are based on a single life annuity (or, for the BEP, a lump sum payment) using the same assumptions applied for year-end 2020 financial disclosure under FASB ASC Topic 715 (discount rate 2.73%, BEP lump sum rate 2.23%, mortality table fully generational Pri-2012 with MP2020 projection and IRS 2022 table for the BEP lump sum), except that in accordance with SEC requirements, benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement.

Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.

(3)

In addition to the benefits reflected in this column, we generally provide a survivor income benefit allowance, or SIB allowance, to the surviving spouse and children of U.S. payroll-based employees who die while covered by our Retirement Plan for Salaried Employees. Following the death of a retiree who was married at the time of retirement and whose retirement benefits are being paid as a single life annuity, the surviving spouse becomes entitled to a SIB allowance commencing four years after the retiree’s death, in an amount equal to the amount the spouse would have received if the participant had elected to receive monthly payments under the Retirement Plan in the form of a 50% joint and survivor annuity. The present value of the post-retirement SIB benefits for Mr. King, assuming his spouse survives him, is $62,187. There is no SIB allowance under the BEP because the BEP benefit is only available as a lump sum.

The surviving spouse of a participant who dies prior to retirement and prior to age 61 becomes entitled to receive 25% of the base salary of the deceased employee commencing four years after the participant’s death, provided the spouse has not remarried, and continuing until the deceased employee would have reached age 65. At that time, the surviving spouse receives the same survivor benefit he or she would have received if the deceased employee continued to work until age 65 earning the same base salary as in effect at the time of death. These benefits are reduced by any death benefits payable from the Retirement Plan. If there is no surviving spouse, SIB allowances for each child equal 10% of the base salary of the deceased employee (to a maximum of 30% of base salary), become payable monthly beginning four years after the employee’s death, and continue until the child reaches age 25 if a full-time student (age 19 if not).

(4)

The amounts in this column reflect the actual payments as of the retirement date for Messrs. Firestone and Zielinski. Mr. Firestone elected to take the benefits from the Pension Fund and IC Pension Plan as annuities. The annuity payments from the Pension Fund include additional benefits provided in accordance with the plan at retirement. Mr. Zielinski is receiving an annuity from the Pension Fund and elected to take the IC Pension Plan benefits as a lump sum. Benefits for Messrs. Firestone and Zielinski under the Supplemental Plan were payable as a lump sum, and the amounts reflected in this column include the adjustment for the loss of favorable tax-qualified plan treatment under the Supplemental Plan.

56 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plans for U.S. Payroll-Based Employees

Pensions for our U.S. payroll-based employees are payable from the tax-qualified Retirement Plan and non-qualified supplemental plans. These plans recognize the employees’ prior service with companies with which we were previously affiliated.

Mr. King, who is a former U.S. payroll-based employee, has accrued benefits under the tax-qualified Retirement Plan and the non-qualified supplemental Benefit Equalization Plan (BEP). The provisions of these two plans are described below.

The BEP provides both supplemental pension benefits and supplemental deferred profit-sharing benefits. The provisions of the BEP relating to deferred profit-sharing benefits are described following the Non-Qualified Deferred Compensation table.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan is a non-contributory plan maintained for the benefit of our U.S. payroll-based salaried employees hired before January 1, 2009. Subject to tax law limits, the pension formula generally applicable under the Retirement Plan provides for lifetime benefits following termination of employment equal to (a) 1.75% of the employee’s average compensation (the sum of annual salary and annual incentive compensation award in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average), minus (b) 0.30% of such compensation up to the applicable Social Security-covered compensation amount, times (c) years of credited service (up to a maximum of 35). Social Security-covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. The resulting benefit is expressed as a single life annuity payable commencing at normal retirement age.

Employees who terminate employment before age 55 with vested benefits may commence receiving payment of their accrued pensions after attaining age 55, with reductions for early commencement of 6% for each year by which commencement precedes age 65. For an employee who terminates employment after age 55, the reduction for early commencement is generally 6% for each year by which commencement precedes age 60. If an employee has 30 years of service and is age 55 or older, or is 60 or older with 5 years of service, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age.

Benefit Equalization Plan (BEP)

The tax law applicable to the funded tax-qualified Retirement Plan limits the annual compensation that can be taken into account in determining the five-year average compensation under the Plan. As a result of this and certain other tax limits, only a portion of the benefits calculated under the Retirement Plan formula can be paid to affected employees from the Retirement Plan. To compensate for the loss of these benefits under the funded tax-qualified plan, eligible employees accrue supplemental benefits under non-qualified plans. Generally, the supplemental pension benefits accrued under the BEP equal the difference between (a) the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and (b) the benefits that can be provided from the Retirement Plan after taking the tax law limits into account.

Retirement Plans for Swiss Payroll-Based Employees

Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan.

Pension Fund of Philip Morris in Switzerland

With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory-funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus two-thirds of the maximum social security benefits of CHF 28,440 in 2020) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth). Effective April 1, 2015, employees between the ages of 25 and 34 contribute 6% of their pensionable salary to the Fund, and the contribution increases to 7% for employees between the ages of 35 and 54 and 8% for employees between the ages of 55 and 65. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 4% and the LPP 2015 mortality table are used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at

PMI 2021 Proxy Statement • 57

COMPENSATION DISCUSSION AND ANALYSIS

age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%). Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service.

If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred either to a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect, under certain conditions, to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

IC Pension Plan of Philip Morris in Switzerland

Swiss payroll-based employees in salary grades 14 and above who are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded plan which, for the named executive officers, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.

Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the Company match. In 2020, the assets of the funds had a positive performance of 3.0%, and 2.1% was credited on plan balances.

If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds to the plan although interest does accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum payment or a mix of both.

Supplemental Plan of Philip Morris in Switzerland

For some Swiss payroll-based employees, including our NEOs, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.

In the event of a Supplemental Plan participant’s termination of employment from the Company, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

58 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings in 2020(1) ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance as of December 31, 2020 ($)

Martin G. King, CEO, PMI America	Benefit Equalization Plan (BEP), Deferred Profit-Sharing	-	-	418	-	21,498

(1)

The amount in this column consists of amounts credited as earnings for 2020 on account balances attributable to the prior participation under the defined contribution portion of the BEP. This amount does not constitute above-market earnings and, accordingly, is not included in amounts reported in the Summary Compensation Table on page 46.

Deferred Profit-Sharing and Benefit Equalization Plan

For U.S. payroll-based employees, we provide non-qualified defined contribution benefits supplementing the benefits provided under our tax-qualified Deferred Profit-Sharing Plan for Salaried Employees, or DPS. Under the DPS, contributions are made on behalf of each participant for each year. Currently, none of our named executive officers is eligible for DPS contributions.

As is the case for the Retirement Plan, the applicable U.S. tax law limits the amount of compensation ($285,000 for 2020) that can be taken into account under the tax-qualified DPS for any year and imposes other limits on the amounts that can be allocated to individuals under the DPS. A DPS participant whose salary was more than the compensation limit or who was otherwise affected by tax law limits is entitled to a supplemental profit-sharing benefit in an amount generally equal to the additional benefits the participant would have received under the DPS but for the application of the tax law limits.

The funds accumulated in the DPS portion of BEP for Mr. King reflect the contributions while he was a U.S. payroll-based employee.

The DPS fund used as an earnings measure under this portion of the BEP is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2020, produced earnings at a rate of approximately 2.0%. Participants typically receive their supplemental profit-sharing benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over a number of years not to exceed their life expectancy.

PMI 2021 Proxy Statement • 59

COMPENSATION DISCUSSION AND ANALYSIS

Employment Contracts, Termination of Employment and Change in Control Arrangements

Our Swiss payroll-based executive officers are covered by contracts, which do not include change in control provisions. Messrs. Calantzopoulos, de Wilde and Olczak do not have special employment contracts. The employment contract with Mr. Babeau, our Chief Financial Officer, provides for severance if his employment is terminated without cause. Depending on the timing of such termination, Mr. Babeau would be entitled to a lump sum cash payment of up to two times his base salary and incentive compensation award (which could be pro-rated). His RSUs will vest fully and PSUs will vest on a pro-rated basis as scheduled and certified by the Committee. Any severance under the contract is conditioned on a 24-month non-compete obligation. The employment contract with Mr. King, CEO, PMI America, provides that Mr. King would be entitled to severance if his employment is terminated without cause. Mr. King would be entitled to a lump sum cash payment determined based on his years of service equivalent to 18 months of his base salary, plus his pro-rated incentive compensation award. Mr. King’s RSUs will vest fully, and his PSUs will vest as scheduled and certified by the Committee. In addition, Mr. King would be entitled to a lump sum cash payment equivalent to 18 months of his base salary upon compliance with a 24-month non-competition period following the termination date. Severance under these contracts is subject to the provisions described in the proxy statement under the section “Clawback Policy Regarding the Adjustment or Recovery of Compensation,” and cause is defined in our 2017 Performance Incentive Plan, filed with the SEC on March 23, 2017, as Exhibit B to the proxy statement. In addition, the employment contract with Mr. Volpetti, our Chief Consumer Officer, provides for severance if his employment is terminated before June 1, 2021, other than for a valid reason (as defined under Swiss law). Mr. Volpetti would be entitled to a lump sum payment equal to his base salary from the date of such termination until May 31, 2021, and an amount in lieu of the incentive compensation that he would have received through May 31, 2021, conditioned on a non-compete obligation for the period until May 31, 2021.

The amounts in the accompanying table are estimates of the severance benefits that would be payable to Messrs. Babeau, King and Volpetti in case of involuntary separation without cause assuming end of employment date of December 31, 2020.

Name	Severance(1) ($)	Non-compete(2) ($)	Estimated Value of Stock Awards(3) ($)	Incentive Compensation Award(2) ($)	Total ($)

Emmanuel Babeau	2,723,877	-	7,841,544	3,404,846	13,970,267

Martin G. King	1,438,550	1,438,550	4,291,007	776,813	7,944,920

Stefano Volpetti	425,606	-	-	1,447,060	1,872,666

(1)

The amount for Mr. Babeau assumes a severance payment equivalent to two times his annual base salary. For Mr. King the severance is assumed to be equivalent to 18 months of base salary. For Mr. Volpetti the severance is assumed to be equivalent to 5 months of base salary. Amounts are converted to U.S. dollars using the conversion rate on December 31, 2020, of $1.00 = 0.8811 CHF.

(2)	Amounts are converted to U.S. dollars using the conversion rate on December 31, 2020, of $1.00 = 0.8811 CHF.

(3)

Assumes the value of the stock awards that would vest as a result of termination assuming the closing price of PMI common stock on December 31, 2020, of $82.79. The value of unvested PSUs granted under the 2017 Performance Incentive Plan assumes target number of shares would vest, pro-rated for Mr. Babeau to reflect the start of employment on May 1, 2020.

Our 2018, 2019 and 2020 equity compensation awards were granted under the 2017 Performance Incentive Plan. That plan includes a double-trigger feature. Under the plan, outstanding equity awards will not accelerate or vest if the entity acquiring PMI agrees to replace the award with a time-based equity award of equivalent value. For this purpose, the value of outstanding PSUs would be determined based on actual performance through the date of the change in control if more than one-half of the performance cycle has elapsed and such performance is determinable. Otherwise, the value of the outstanding PSUs will be based on the assumption that target performance had been achieved. If outstanding equity awards are not replaced, the outstanding RSUs would fully vest, and the value of outstanding PSUs would be determined as set forth above and both would be payable immediately in cash. Fully earned but unpaid annual incentive compensation awards would become payable.

If outstanding equity awards are replaced as described above, but within two years after the change in control,

60 • PMI 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

the employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason, the replacement awards would fully vest.

Under PMI’s 2017 Performance Incentive Plan, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of PMI’s 2017 Performance Incentive Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions.

The amounts in the accompanying table are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2020, applying certain assumptions. For outstanding equity awards granted under the 2017 Performance Incentive Plan and annual cash incentive awards, we have assumed that the outstanding awards became vested and payable as of December 31, 2020, because they were not replaced by the acquirer or employment was involuntarily terminated.

Name	Unvested PSUs(1) ($)	Unvested RSUs(1) ($)	Completed 2020 Annual Incentive Compensation Award Cycle(2) ($)	Total ($)

André Calantzopoulos	18,271,753	12,181,721	3,563,750	34,017,224

Jacek Olczak	6,023,801	4,016,143	1,702,417	11,742,361

Emmanuel Babeau	2,283,348	7,288,004	1,702,423	11,273,775

Martin G. King	2,573,941	1,717,064	959,033	5,250,038

Frederic de Wilde	2,998,654	1,709,613	959,028	5,667,295

Stefano Volpetti	1,111,870	1,511,746	1,021,454	3,645,070

(1)

Assumes the change in control price is equal to the closing market price of PMI on December 31, 2020, of $82.79. The value of unvested PSUs granted under the 2017 Performance Incentive Plan assumes target number of shares awarded (because less than half of the performance cycle had lapsed or actual performance was not determinable).

(2)

Assumes target award payable under our annual incentive compensation award program for a full year. Amounts are converted to U.S. dollars using the conversion rate on December 31, 2020, of $1.00 = 0.8811 CHF.

Benefits payable under PMI’s qualified pension and profit-sharing plans and supplemental plans are discussed above. None of those plans provides PMI’s executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. Mr. King is already fully vested under these plans. Similarly, no enhanced provisions apply to the above-named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.

Involuntary Separation Without Cause

In the event of involuntary separation without cause, a severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors, including the circumstances of the termination and the executive’s years of service. Conditions to accelerated vesting of equity awards are set out in the applicable award agreements and summarized on page 53.

Severance Agreements

Miroslaw Zielinski retired from his position as Chief New Ventures Officer effective June 30, 2020. In connection with Mr. Zielinski’s retirement, he and Philip Morris Products S.A., a subsidiary of the Company, entered into an Early Retirement Agreement and Release with the following terms:

◾

Mr. Zielinski received a lump sum cash payment of CHF 2,019,245 (or $2,080,509 using the exchange rate on April 30, 2020 of CHF to USD), which is determined based on his years of service and includes an amount in lieu of his 2020 pro-rated incentive compensation award;

◾	Mr. Zielinski’s restricted share units vested fully, and his performance share units would vest as scheduled and certified by the Committee, in each case, in accordance with his award agreements; and

◾

Mr. Zielinski will receive a cash payment of CHF 1,417,514 (or $1,460,521 using the exchange rate on April 30, 2020 of CHF to USD) in exchange for his non-compete obligations, payable in two equal installments in July 2020 and July 2022 (or upon his death, if earlier, in each case, if non-compete obligations are met).

PMI 2021 Proxy Statement • 61

COMPENSATION DISCUSSION AND ANALYSIS

Marc Firestone retired from his positions as General Counsel and President External Affairs, effective June 30, 2020 and August 31, 2020, respectively, and ultimately separated from the Company on October 31, 2020. In connection with Mr. Firestone’s retirement, he and Philip Morris Products S.A., entered into an Early Retirement Agreement and Release with the following terms:

◾	Mr. Firestone received a severance payment of CHF 765,005 (or $835,202 using the exchange rate on November 3, 2020 of CHF to USD), which is determined based on his years of service;

◾	Mr. Firestone’s 2020 incentive compensation award was based on actual individual and Company performance ratings, pro-rated through October 31, 2020, and paid at the end of February 2021;
◾	Mr. Firestone’s restricted share units vested fully, and his performance share units would vest as scheduled and certified by the Committee, in each case, in accordance with his award agreements; and

◾

Mr. Firestone will receive a cash payment of CHF 1,530,009 (or $1,670,403 using the exchange rate on November 3, 2020) in consideration for and subject to compliance with a 24-month non-compete obligation (payable on the earlier of 30 days after October 31, 2022, if the non-compete obligations are met or his death), and customary obligations including ongoing confidentiality, cooperation and non-disparagement.

Both Mr. Zielinski and Mr. Firestone provided the Company with a general release.

62 • PMI 2021 Proxy Statement

PAY RATIO

About Our Workforce

At December 31, 2020, we employed approximately 71,000 people worldwide. As our manufacturing and sales activities are outside of the U.S., 99.8% of our employees (or approximately 70,860) are located outside of the U.S. Approximately 63% of our employees are located in non-OECD countries, which tend to be lesser developed countries with lower wages than OECD countries. Approximately 33% of our workforce is in Indonesia. The national average annual net salary is approximately $2,300 in that country.(1) Approximately 62% of our overall workforce is covered by collective labor agreements, and approximately 70% of our workforce in non-OECD countries is covered by collective labor agreements.

Our Pay Ratio

Given our global footprint, and in accordance with regulatory guidance, we have determined that the cost-of-living adjusted ratio based on the purchasing power parity index (or “PPP”) reflects the differences in the living and economic conditions of approximately 90 countries where our employees reside.(2) The PPP conversion factor represents the number of units of local currency that can buy a basket of goods that 1 CHF would buy in Switzerland, where our CEO resides. The total PPP-adjusted compensation for our median employee residing in Turkey is approximately CHF 49,726.(3) Comparing this employee’s total PPP-adjusted compensation to the total compensation of our CEO in 2020, our adjusted pay ratio is 355:1.(4)

Had we not used the PPP adjustment, our median employee’s total 2020 compensation would have been approximately $18,007. Comparing this employee’s total compensation to the total compensation of our CEO set forth in the Summary Compensation Table on page 46, the ratio would be 1,218:1. For reference, the ratio of the CEO’s total compensation to that of our median employee in Switzerland is 50:1. At December 31, 2020, we employed approximately 3,400 people in Switzerland, including approximately 330 in our factory and 800 in our R&D facility in Neuchâtel. In addition, the ratio of our CEO’s total compensation to the average total compensation of our other NEOs for 2020, was 2.1:1.

PMI as an Employer

We are the first multinational company to receive a global EQUAL-SALARY certification from the EQUAL-SALARY Foundation.

This year, the Top Employer Institute recognized us as a Global Top Employer for the fifth consecutive year. The Top Employer Institute also granted us a Top Employer certification in a number of countries worldwide, including Indonesia and Turkey.

(1)	https://www.bi.go.id/id/statistik/sdds/Default.aspx#real-sector-section.

(2)

The PPP conversion factor is described at https://data.worldbank.org. The PPP indices are publicly available in the jurisdictions where our employees reside, with limited exceptions in Curaçao, Aruba, La Reunion, Taiwan and Venezuela. Our workforce in these jurisdictions is approximately 0.4% of our total workforce at October 1, 2020 (i.e., 13 employees in Curaçao, 6 employees in Aruba, 43 employees in La Reunion, 126 employees in Taiwan, and 102 employees in Venezuela), and is excluded from the calculation. As a result, the total number of employees used for cost-of-living adjusted ratio was 71,301.

(3)	This represents the median of the total compensation of all employees.

(4)

To identify a median employee in the above calculations, we analyzed base salary information of our employees at October 1, 2020. Base salary is the only pay element applied consistently throughout our global workforce.

PMI 2021 Proxy Statement • 63

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation and Leadership Development Committee, and how the Committee’s decisions concerning the 2020 compensation of our executive officers were directly tied to our performance.

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation at each Annual Meeting of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Leadership Development Committee or the Board of Directors. The Board and the Committee value the opinions of our shareholders and will review the voting results when making future decisions regarding executive compensation.

The Board recommends a vote FOR the resolution approving the compensation of our named executive officers.

64 • PMI 2021 Proxy Statement

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended

December 31, 2020

To Our Shareholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit Committee has the sole authority for appointing, compensating and overseeing the work of the independent auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors, including in executive sessions without the presence of management, the independent auditors’ evaluation of the accounting principles, practices and judgments applied by management, the adequacy of the Company’s financial reporting processes, controls and procedures, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning their independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting and overall control environment. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee:

Jennifer Li, Chair

Werner Geissler

Lisa A. Hook

Jun Makihara

Lucio A. Noto

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PMI 2021 Proxy Statement • 65

AUDIT COMMITTEE MATTERS

Independent Auditors’ Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):

	2020	2019

Audit Fees(1)	$20.50	$20.46

Audit-Related Fees(2)	0.67	0.69

Tax Fees(3)	3.76	3.59

All Other Fees(4)	0.94	2.10

TOTAL	$25.87	$26.84

(1)

Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; (iii) reviews of documents filed with the Securities and Exchange Commission; and (iv) audit procedures in connection with transactions, financings and system implementations.

(2)

Fees and expenses for professional services for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)

Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)

Fees and expenses for professional services relating to certain human resources matters, market analysis and other professional services including in connection with sustainability reporting and equal salary certification.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

66 • PMI 2021 Proxy Statement

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers SA (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2021, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PwC are expected to attend the Virtual Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In determining to reappoint PwC, the Audit Committee considered a number of factors, including the following:

◾	PwC has served as the Company’s independent auditors since we became an independent company in 2008;

◾	The results of the Audit Committee’s evaluation of PwC’s qualifications, performance, independence and quality control procedures;

◾

The Audit Committee’s belief that PwC’s deep knowledge of the Company and the Company’s information technology and systems platforms better equips it to focus the audit work where it is most needed, enhances the quality of risk-based reviews, and enables it to design and implement a superior audit plan and to effectively test for control weaknesses;

◾	The Audit Committee’s belief that PwC has the capability and expertise and professionals in the many countries that are necessary to conduct a quality audit of our worldwide business;

◾	The Audit Committee reviews and evaluates the lead partner and senior auditors on the account and selects the incoming lead partner when the outgoing lead partner rotates off the account;

◾	External data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s reports on PwC and its peer firms; and

◾	The appropriateness of PwC’s fees.

Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the selection of

PricewaterhouseCoopers SA as the Company’s independent auditors.

PMI 2021 Proxy Statement • 67

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a policy, which is available on the Company’s website, at www.pmi.com/who-we-are/corporate-governance/overview, that requires our executive officers, directors and nominees for director to promptly notify the Vice President, Associate General Counsel and Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Vice President, Associate General Counsel and Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on a review of all facts and circumstances). If the Vice President, Associate General Counsel and Corporate Secretary determines that the proposed transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the CEO or the Nominating and Corporate Governance Committee of the Board. In deciding whether to approve or ratify the Related Person Transaction, the reviewer is required to consider all relevant facts and circumstances. Based on the review of such facts and circumstances, the reviewer will approve, ratify or disapprove the Related Person Transaction. The reviewer will approve or ratify a Related Person Transaction only if it is determined that the transaction is not opposed to the best interests of the Company. All determinations by the CEO and the Vice President, Associate General Counsel and Corporate Secretary must be reported to the Committee at its next meeting.

The Company’s Formula 1 sponsorship agreement and its renewals have been negotiated on an arms-length basis with executives of Ferrari prior to the time our former Chairman, Mr. Camilleri, became CEO of Ferrari. At the time of the last renewal, in early 2018, the Nominating and Corporate Governance Committee reviewed the sponsorship as a Related Person Transaction and determined it to be in the best interests of the Company.

In addition to this policy, the Code of Business Conduct and Ethics for Directors (the “Director Code”), which is available on our website, at www.pmi.com/who-we-are/corporate-governance
/overview, has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.

Similarly, our policies require all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company.

68 • PMI 2021 Proxy Statement

AVAILABILITY OF REPORTS, OTHER MATTERS AND 2022 ANNUAL MEETING

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available without charge to shareholders upon written request to the Company’s Corporate Secretary at Avenue de Rhodanie 50, 1007 Lausanne, Switzerland. You may review the Company’s filings with the U.S. Securities and Exchange Commission by visiting our website at www.pmi.com/investor-relations/overview. The information on our websites, including our 2019 Integrated Report referenced on page 7 and 39, is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2022 ANNUAL MEETING

Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company. Our by-laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2022 Annual Meeting, presently anticipated to be held on May 4, 2022, notice of the nomination must be received by the Company between October 26 and November 25, 2021. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2022 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 26 and November 25, 2021. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Vice President, Associate General Counsel and Corporate Secretary of the Company, whose address is Avenue de Rhodanie 50, 1007 Lausanne, Switzerland. Any shareholder desiring a copy of the Company’s by-laws (which are posted on our website at www.pmi.com/who-we-are/corporate-governance/overview) will be furnished one without charge upon written request to the Vice President, Associate General Counsel and Corporate Secretary.

Darlene Quashie Henry

Vice President,

Associate General Counsel and Corporate Secretary

March 25, 2021

PMI 2021 Proxy Statement • 69

EXHIBIT A: QUESTIONS & ANSWERS

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. André Calantzopoulos and Darlene Quashie Henry have each been designated as proxies for the 2021 Annual Meeting of Shareholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2021 Annual Meeting of Shareholders is March 12, 2021. The Record Date is established by the Board of Directors as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:

a)	receive notice of the meeting; and

b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a registered shareholder.

If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the shareholder of record for purposes of voting at the Annual Meeting. The answer to Question 17 describes brokers’ discretionary voting authority, and when your broker or bank is permitted to vote your shares of stock without instruction from you.

4.	HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

The virtual Annual Meeting will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 5, 2021. There will be no physical location for shareholders to attend. Instead, shareholders may participate online at www.virtualshareholdermeeting.com/PMI2021. We encourage you to access the virtual Annual Meeting prior to the start time. Online access will be available starting at 8:30 a.m. EDT, on May 5, 2021.

To participate in the Virtual Annual Meeting, including to vote your shares electronically and ask questions live during the Meeting, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. If you wish to ask questions during the Q&A session, you must follow instructions set forth in response to Question 5.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones), if running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing and participating in the virtual meeting. If you encounter any difficulties during the check-in or throughout the course of the meeting, please call 1-844-976-0738 toll-free (from within the United States or Canada), or 1-303-562-9301 (from outside the United States or Canada). Technical support will be available starting at 8:30 a.m. EDT, on May 5, 2021.

For further information about the Virtual Annual Meeting, please call toll-free 1-866-713-8075.

70 • PMI 2021 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

5.	MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. In fact, we encourage questions from our shareholders. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis.

The Q&A session will follow the conclusion of the formal meeting.

Shareholders of record who have accessed the virtual annual meeting as described in the instructions set forth in response to Question 4, may ask questions live during the Q&A session of the meeting by calling the number posted on the virtual annual meeting webpage under the section “Questions.” In order to ask a question, you will be required to provide your 16-digit control number to the operator. Because this is a meeting of shareholders, only shareholders of record as of the Record Date with a valid control number will be allowed to ask questions at our virtual annual meeting.

In order to provide an opportunity for everyone who wishes to speak, shareholders will be limited to two minutes. Shareholders may speak a second time only after all others who wish to speak have had their turn. When speaking, shareholders must direct questions and comments to the Executive Chairman and confine their remarks to matters that relate directly to the business of the meeting.

We reserve the right to reject redundant questions or questions that we deem profane or otherwise inappropriate. The meeting is not to be used as a forum to discuss personal grievances, business disputes or to present general political, social or economic views that are not directly related to the business of the meeting.

A full webcast replay will be posted to our Investor Relations website at www.pmi.com/investors for one year following the meeting.

6.	WHAT ARE THE BENEFITS OF THE VIRTUAL ANNUAL MEETING?

Meaningful shareholder engagement is important to us, and our 2020 Virtual Annual Meeting of Shareholders, conducted solely online through a live webcast, significantly improved shareholder attendance and participation. We believe that this year, this format will again facilitate participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact.

Shareholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, shareholders with a valid control number will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investors for one year following the meeting.

If you plan to participate in our 2021 Virtual Annual Meeting of Shareholders, you must follow the instructions set forth in response to Question 4.

If you wish to ask questions during the Q&A session, you must follow the instructions set forth in response to Question 5.

7.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

a)

In Writing: All shareholders of record can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).

b)

By Telephone and Internet Proxy: All shareholders of record also can vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by

PMI 2021 Proxy Statement • 71

EXHIBIT A: QUESTIONS & ANSWERS

telephone or Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m. EDT, on May 4, 2021.

c)

In Person at the Virtual Annual Meeting: All shareholders of record may vote at the virtual meeting online at www.virtualshareholdermeeting.com/PMI2021. If you wish to vote at our virtual annual meeting of shareholders, you must follow the instructions set forth in response to Question 4. You may vote until the Executive Chairman declares the polls closed. Shareholders participating in the virtual annual meeting are considered to be attending the meeting “in person.”

8.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

a)	giving written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company;

b)	delivering a later-dated proxy; or

c)	voting at the virtual meeting.

9.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of individual shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

10.	WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

Shareholders may:

a)	vote in favor of a nominee;

b)	vote against a nominee; or

c)	abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors - Majority Vote Standard in Uncontested Elections” on page 16.

The Board recommends a vote “FOR” all of the nominees.

72 • PMI 2021 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

11.	WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?

Shareholders may:

a)	vote in favor of the resolution;

b)	vote against the resolution; or

c)	abstain from voting on the resolution.

The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this resolution.

The advisory vote on this matter is non-binding. However, the Board of Directors and the Compensation and Leadership Development Committee value the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions.

12.	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

Shareholders may:

a)	vote in favor of the ratification;

b)	vote against the ratification; or

c)	abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

13.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, and “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors.

14.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 12, 2021. Each share of common stock is entitled to one vote. As of March 12, 2021, the Company had 1,558,512,960 shares of common stock outstanding.

15.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

PMI 2021 Proxy Statement • 73

EXHIBIT A: QUESTIONS & ANSWERS

16.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 505005, Louisville, KY 40233-5005 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada), or via e-mail at pmi@computershare.com.

17.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are a street name holder of shares, you should have received a voting instruction form with the proxy statement sent from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees and say-on-pay advisory votes) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.

18.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions will not be included in the vote totals for any matter. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

19.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the virtual meeting and vote in person during the virtual annual meeting, or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 12, 2021, must be present in person at the virtual annual meeting or by proxy. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

74 • PMI 2021 Proxy Statement

EXHIBIT B: RECONCILIATIONS

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of RBH, excluding Currency

For the Years Ended December 31,

($ in millions, except per share data)

(Unaudited)

	2020	2019		% Change
Net Revenues	$28,694	$29,805		(3.7)%
Net Revenues attributable to RBH		(181	)(1)

Net Revenues	28,694	29,624	(2)	(3.1)%
Less: Currency	(470)

Net Revenues, excluding currency	$29,164	$29,624	(2)	(1.6)%	(4)

	2020	2019		% Change
Net cash provided by operating activities(3)	$9,812	$10,090		(2.8)%
Net cash provided by operating activities attributable to RBH		(102	)(1)

Net cash provided by operating activities(3)	$9,812	$9,988	(2)	(1.8)%
Less: Currency	(524)

Net cash provided by operating activities, excluding currency	$10,336	$9,988	(2)	3.5%	(5)

(1)	Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019

(2)	Pro forma

(3)	Operating cash flow

(4)	On an organic basis

(5)	On a like-for-like basis, excluding currency

Note: Financials attributable to RBH include Duty Free sales in Canada

PMI 2021 Proxy Statement • 75

EXHIBIT B: RECONCILIATIONS

Calculation of Three-Year Organic Adjusted Operating Income Compound Annual Growth Rate (CAGR)

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2018	2017		% Change
Operating Income	$11,377	$11,581		(1.8)%
Less: Asset impairment and exit costs	-	-

Adjusted Operating Income	$11,377	$11,581		(1.8)%
Less: Currency	(214)

Adjusted Operating Income, excluding Currency	$11,591	$11,581		0.1%
Less: Acquisitions	-

Adjusted Operating Income, excluding Currency and Acquisitions	$11,591	$11,581		0.1%	(4)

	2019	2018		% Change
Operating Income	$10,531	$11,377		(7.4)%
Less:
Asset impairment and exit costs	(422)	-
Canadian tobacco litigation-related expense	(194)	-
Loss on deconsolidation of RBH	(239)	-
Russia excise and VAT audit charge	(374)	-

Adjusted Operating Income	$11,760	$11,377		3.4%
Operating Income attributable to RBH		(542	)(1)

Adjusted Operating Income	$11,760	$10,835	(2)	8.5%
Less: Currency	(293)

Adjusted Operating Income, excluding Currency	$12,053	$10,835	(2)	11.2%
Less: Acquisitions	-

Adjusted Operating Income, excluding Currency and Acquisitions	$12,053	$10,835	(2)	11.2%	(4)

	2020	2019		% Change
Operating Income	$11,668	$10,531		10.8%
Less:
Asset impairment and exit costs	(149)	(422)
Canadian tobacco litigation-related expense	-	(194)
Loss on deconsolidation of RBH	-	(239)
Russia excise and VAT audit charge	-	(374)
Brazil indirect tax credit	119	-

Adjusted Operating Income	$11,698	$11,760		(0.5)%
Operating Income attributable to RBH		(126	)(3)

Adjusted Operating Income	$11,698	$11,634	(2)	0.6%
Less: Currency	(474)

Adjusted Operating Income, excluding Currency	$12,172	$11,634	(2)	4.6%
Less: Acquisitions	-

Adjusted Operating Income, excluding Currency and Acquisitions	$12,172	$11,634	(2)	4.6%	(4)

Three-Year Organic Adjusted Operating Income CAGR				5.2%

(1)	Represents the impact attributable to RBH from March 22, 2018 through December 31, 2018

(2)	Pro forma

(3)	Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019

(4)	On an organic basis

Note: Financials attributable to RBH include Duty Free sales in Canada

76 • PMI 2021 Proxy Statement

2021 PROXY STATEMENT

And Notice of Annual Meeting of Shareholders

To be held on Wednesday, May 5, 2021

Printed on Recycled Paper

PHILIP MORRIS INTERNATIONAL

PHILIP MORRIS INTERNATIONAL INC.
ATTN: KAREN ZANI
120 PARK AVENUE
NEW YORK, NY 10017

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 4, 2021. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PMI2021

You may participate in the Meeting solely via the Internet and vote during the Meeting online until the Chairman declares the polls closed. We recommend, however, that you vote before the Meeting even if you plan to participate in the Meeting. You can change your vote during the Meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 4, 2021. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33272-P47243-Z78619 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PHILIP MORRIS INTERNATIONAL INC.

A **Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.**

1. Election of Directors:	For	Against	Abstain
1a. Brant Bonin Bough	☐	☐	☐
1b. André Calantzopoulos	☐	☐	☐
1c. Michel Combes	☐	☐	☐
1d. Juan José Daboub	☐	☐	☐
1e. Werner Geissler	☐	☐	☐
1f. Lisa A. Hook	☐	☐	☐
1g. Jun Makihara	☐	☐	☐
1h. Kalpana Morparia	☐	☐	☐
1i. Lucio A. Noto	☐	☐	☐
1j. Jacek Olczak	☐	☐	☐
1k. Frederik Paulsen	☐	☐	☐
1l. Robert B. Polet	☐	☐	☐
1m. Shlomo Yanai	☐	☐	☐

The Board of Directors recommends a vote FOR:	For	Against	Abstain
2. Advisory Vote Approving Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote FOR:	For	Against	Abstain
3. Ratification of the Selection of Independent Auditors	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign this proxy exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PHILIP MORRIS INTERNATIONAL INC. 2021 ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 5, 2021 9:00 A.M. EDT www.virtualshareholdermeeting.com/PMI2021 It is important that your shares are represented at this Meeting, whether or not you attend the Meeting. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side. Sign Up Today For Electronic Delivery If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.proxyvote.com. You are cordially invited to join us at the 2021 Virtual Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI” or the “Company”) to be held on Wednesday, May 5, 2021, at 9:00 a.m. Eastern Daylight Time. Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investors for one year following the meeting. The meeting will be hosted solely online at www.virtualshareholdermeeting.com/PMI2021. To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. For more information, see the instructions set forth in Question 4 in the Questions & Answers section of the proxy statement. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com. D33273-P47243-Z78619

Philip Morris International Inc. Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders—May 5, 2021 André Calantzopoulos and Darlene Quashie Henry, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the “Company”) at the Annual Meeting of Shareholders, which will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 5, 2021, and at all adjournments or postponements thereof. There will be no physical location for shareholders to attend. This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, and the trustee of each such defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 2, 2021, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law. If you have voted by Internet or telephone, please DO NOT mail back this proxy card. THANK YOU FOR VOTING Continued and to be signed on reverse side